                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Quorum Health Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Quorum Health Group, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           QUORUM HEALTH GROUP, INC.
                             103 CONTINENTAL PLACE
                           BRENTWOOD, TENNESSEE 37027

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 10, 1997
                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Quorum Health Group, Inc. ("Quorum" or the "Company") will be held at the Holiday
Inn -- Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, on Monday, November 10, 1997, at 9:00 a.m. local time, for the following purposes:

          1. to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock, $.01 par value, which the Company is authorized to issue from 100,000,000 shares to 300,000,000 shares;

          2. to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to authorize the issuance of up to an aggregate 10,000,000 shares of Preferred Stock, with such powers and preferences, and such rights and limitations, as the Board of Directors may designate from time to time;

          3. to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to (i) provide for the classification of the Board of Directors into three classes serving staggered terms; (ii) provide that directors may be removed only for cause and only with the approval of the holders of at least two-thirds of the voting stock; (iii) eliminate the ability of stockholders to act by written consent; and (iv) require a 75% supermajority vote to amend any of the foregoing provisions, as more fully described in the accompanying Proxy Statement;

          4. to consider and vote upon a proposal to elect ten directors, three of whom will be designated Class I Directors to serve for an initial term of one year until the annual meeting of stockholders in 1998 and until their respective successors are elected and qualified; three of whom will be designated Class II Directors to serve for an initial term of two years until the annual meeting of stockholders in 1999 and until their respective successors are elected and qualified; and four of whom will be designated Class III Directors to serve for an initial term of three years until the annual meeting of stockholders in 2000 and until their respective successors are elected and qualified, as more fully described in the accompanying Proxy Statement;

          5. to consider and vote upon a proposal to amend Article NINTH of the Company's Certificate of Incorporation to (i) provide for indemnification of the Company's officers, directors, employees and agents to the fullest extent permitted by Delaware General Corporation Law, as currently provided under the By-laws of the Company and (ii) require a 75% supermajority vote to amend Article NINTH;

          6. to approve the Quorum Health Group, Inc. 1997 Stock Option Plan;

          7. to amend the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance from 3,000,000 to 3,750,000 shares;

          8. to ratify the selection of Ernst & Young LLP as the Company's independent auditor for the 1998 fiscal year; and

          9. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 22, 1997, as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Ashby Q. Burks, Secretary

Brentwood, Tennessee
October 10, 1997

YOUR REPRESENTATION AT THE MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                           QUORUM HEALTH GROUP, INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 10, 1997

                                  INTRODUCTION

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUORUM HEALTH GROUP, INC. ("QUORUM" OR THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS THEREOF, NOTICE OF WHICH IS ATTACHED
HERETO. The Annual Meeting will be held at Holiday Inn -- Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027 on Monday, November 10, 1997, at 9:00 a.m. local time. The principal executive offices of the Company are located at 103 Continental Place, Brentwood, Tennessee 37027.

     This Proxy Statement and the Annual Report of the Company for the fiscal year ended June 30, 1997, have been mailed on or about October 10, 1997, to all stockholders of record as of September 22, 1997.

     A stockholder of record who signs and returns a proxy in the accompanying form may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made on a signed proxy, such shares will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below. Proxies also confer discretionary authority with respect to such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 22, 1997, as the record date for the Annual Meeting (the "Record Date"). The Company's only outstanding class of voting securities is its common stock, $.01 par value per share (the "Common Stock"). On September 22, 1997, the Company had 74,269,087 outstanding shares of Common Stock. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A majority of shares entitled to vote constitutes a quorum. A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting. Stockholders will be entitled to one vote for each share so held, which may be given in person or by proxy authorized in writing. Abstentions and broker non-votes will not be counted as affirmative votes on matters to be voted upon but will be counted for purposes of determining the presence or absence of a quorum; they have no legal effect on the election of directors, which requires a plurality of votes cast. On matters requiring a majority vote of the shares present and represented at the meeting, abstentions and broker non-votes have the effect of negative votes.

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians, and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

     Unless otherwise noted, all share numbers in this Proxy Statement are stated after giving effect to the Company's three-for-two stock split described herein.

1.  PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION -- APPROVAL
                OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     On October 1, 1997, the Board of Directors of the Company unanimously approved resolutions declaring it advisable to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 300,000,000 shares. The full text of Article FOURTH, as proposed to be amended in the Company's Amended and Restated Certificate of Incorporation, is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

     On August 19, 1997, the Board of Directors declared a three-for-two stock split, effected in the form of a stock dividend, which was distributed to stockholders of record on September 2, 1997 (the "Stock Split"). In connection with the Stock Split, each holder of record on September 2, 1997 received one additional share of Common Stock for every two shares held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under the Company's employee stock plans increased by 50%. The Stock Split was approved by the Company's Board of Directors with the intention of benefitting stockholders by obtaining wider market distribution for the Company's Common Stock, as well as improving the marketability of the Common Stock.

     As a result of the Stock Split, the number of shares of Common Stock outstanding increased by 50%. As of the Record Date, 74,269,087 shares of Common Stock were outstanding, and the following shares were reserved for issuance:
6,416,023 shares were subject to outstanding options granted under the Company's Restated Stock Option Plan; 242,539 shares were subject to outstanding options and an additional 188,703 shares were reserved under the Directors Stock Option Plan, for a total of 431,242 shares obligated thereunder; 550,737 shares were reserved for issuance under the Company's qualified Employee Stock Purchase Plan, and 374,741 shares under its non-qualified Employee Stock Purchase Plan; and 2,550 shares were reserved subject to the exercise of an outstanding warrant issued by the Company. The Company has issued or is obligated to issue a total of 82,044,380 shares. As the Company has only 100,000,000 authorized shares of Common Stock, only 17,955,620 shares remain outside the Company's current obligations. The proposed Amendment would increase the unobligated Common Stock to 217,955,620 shares.

     The Board of Directors believes that the adoption of the proposed Amendment is advantageous to the Company and its stockholders. It would provide additional authorized shares of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or the rules of the NASDAQ National Market System or other stock exchange on which the Company's securities may then be listed), for issuance under the Rights Plan (as defined below) and for other corporate purposes which the Board may deem desirable, including, without limitation, stock splits, stock dividends or other distributions, financings, acquisitions, stock grants, stock options and employee benefit plans, including the Quorum Health Group, Inc. 1997 Stock Option Plan which will be submitted for stockholder approval at the Annual Meeting. In the event stockholder approval of this proposal is obtained, the Company would have a total of 225,730,913 authorized and unissued shares remaining available pursuant to its Certificate of Incorporation. These additional authorized shares of Common Stock will restore the Company's flexibility to issue Common Stock to a level the Board of Directors believes advisable.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Adoption of the proposed amendment and the issuance of Common Stock would not affect the rights of holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

CERTAIN ANTI-TAKEOVER EFFECTS OF THE PROPOSED AMENDMENT

     In addition to the foregoing corporate purposes, under certain circumstances the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Such an issuance could diminish the voting power of existing stockholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of the Company and thus make more difficult the removal of management. While it may be deemed to have potential anti-takeover effects, the proposed amendment is not prompted by any specific effort or takeover threat currently perceived by management or the Board of Directors.

     On April 16, 1997, the Board of Directors adopted a Rights Agreement (the "Rights Plan") and issued under the Rights Plan, as a dividend to the holders of Common Stock, rights to purchase Common Stock. The Rights Plan is designed to protect stockholders against the adverse consequences of partial takeovers and other abusive takeover tactics which the Board of Directors believes are not in the best interests of the Company's stockholders by providing for certain rights to acquire the Common Stock or the securities of an acquiring entity upon the occurrence of certain events. These rights, should they become exercisable, could possibly deter a potential takeover of the Company. A copy of the Rights Plan was filed with the Securities and Exchange Commission on April 23, 1997, as an exhibit to the Company's Registration Statement on Form 8-A. In the event the rights become exercisable for Common Stock, the Company might be required to issue a substantial number of new shares of Common Stock. Although under the Rights Plan the Company is not now obligated (but must use its best efforts) to reserve shares of Common Stock for issuance thereunder, a failure to have sufficient shares available could result in a delay or failure of implementation of the Rights Plan. An increase in the authorized number of shares of Common Stock could therefore make a change in control of the Company more difficult by facilitating the operation of the Rights Plan.

     In addition, on April 16, 1997 the Board of Directors approved two amendments to the By-laws of the Company. The first amendment requires stockholders to provide the Company with advance notice of business to be brought at a stockholders meeting or of a stockholder's intention to nominate directors at the meeting. The second amendment provides that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or the Company's Chief Executive Officer. The full text of these amendments was filed with the Securities and Exchange Commission on April 17, 1997, as part of the Company's filing on Form 8-K. Such amendments, along with the adoption of the Rights Plan, cannot, and are not intended to, prevent a purchase of all or a majority of the equity securities of the Company, nor are they intended to deter bids for such securities. Rather, the Board believes that these provisions will discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. The Board of Directors believes that it will therefore be in a better position to protect the interests of all the Company's stockholders.

ANTI-TAKEOVER EFFECTS OF OTHER PROPOSED AMENDMENTS

     In addition to the foregoing proposed Amendment, on October 1, 1997, the Board of Directors of the Company unanimously approved resolutions declaring it advisable to amend the Company's Certificate of Incorporation to (i) authorize the issuance of up to an aggregate 10,000,000 shares of Preferred Stock, with such powers and preferences, and such rights and limitations, as the Board of Directors may designate from time to time, as more fully described in Proposal No. 2; and (ii) as more fully described in Proposal No. 3, provide (A) for the classification of the Board of Directors into three classes serving staggered terms; (B) that directors may be removed only for cause and only with the approval of the holders of at least two-thirds of the voting stock; (C) for the elimination of the ability of stockholders to act by written consent; and (D) for a requirement of a 75% supermajority vote to amend any of the provisions described in this clause (ii). Each of these proposals may have certain anti-takeover effects, which, together with the Rights Plan and the By-law amendments previously adopted by the Board of Directors, could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company. While they may be deemed to have potential anti-takeover effects, the proposed amendments are not prompted by any specific effort or takeover threat currently perceived by management or the Board of Directors. The Board believes that these provisions will discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors.

EXISTING ANTI-TAKEOVER MEASURE -- SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     As discussed more fully below, Section 203 of the Delaware General Corporation Law may be deemed to have an anti-takeover effect and should be reviewed in evaluating this proposal.

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Such section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

VOTE REQUIRED FOR APPROVAL

     The proposed Amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock will be submitted to stockholders for their approval at the Annual Meeting. Approval and adoption of the proposed amendment to the Company's Certificate of Incorporation requires the vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

     2. APPROVAL AND ADOPTION OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AUTHORIZING THE ISSUANCE OF 10,000,000 SHARES OF A NEW CLASS OF
                                PREFERRED STOCK

     At its meeting held on October 1, 1997, the Board of Directors of the Company also approved resolutions declaring it advisable to amend Article FOURTH of the Certificate of Incorporation to authorize the issuance of a new class of preferred stock, and directing that the proposed amendment be submitted to stockholders for their approval at the annual meeting to be held on November 10, 1997. The proposed amendment provides for the issuance of an aggregate 10,000,000 shares of Preferred Stock, $.01 par value, which would be of the type commonly known as "blank-check" preferred stock. The full text of Article FOURTH, as proposed to be amended in the Company's Amended and Restated Certificate of Incorporation, is attached as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference thereto.

     The Board of Directors believes the proposed amendment to be desirable because it would provide the Board flexibility in issuing shares and managing the Company's capital structure by issuing additional equity, rather than debt, when the Board deemed advantageous. The Preferred Stock could be issued in connection with public offerings or private placements or other financing transactions, acquisitions, stock dividends, employee stock plans and for other general corporate purposes. In addition, the Preferred Stock could be issued in connection with the Rights Plan described above, if the Board so determines. The Board has no current plans, arrangements, agreements or understandings regarding the issuance of any series of Preferred Stock, should the proposed amendment be approved and adopted.

DESCRIPTION OF THE PREFERRED STOCK

     The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences, including, without limitation, any of the following: (i) the rate of dividends, and whether dividends were cumulative or had a preference over the Common Stock in right of payment; (ii) the terms and conditions upon which shares may be redeemed and the redemption price; (iii) sinking fund provisions for the redemption of shares;
(iv) the amount payable in respect of each share upon a voluntary or involuntary liquidation of the Company; (v) the terms and conditions upon which shares may be converted into other securities of the Company, including Common Stock; (vi) limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of stock of the Company junior to such series, including the Common Stock; (vii) conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of stock; and (viii) voting rights.

     Issuances of Preferred Stock could be made without further action of the stockholders, unless such action were required by applicable law or the rules of the NASDAQ National Market System or any other stock exchange on which the Company's securities may then be listed or traded. Depending on the rights and preferences designated for any particular series, issuances of Preferred Stock could have the effect of diluting stockholders' equity, earnings per share and voting rights attributable to the Common Stock.

CERTAIN ANTI-TAKEOVER EFFECTS OF THE PROPOSED AMENDMENT

     Although the Board of Directors has no current intention of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment at the time as to the best interests of the Company and its stockholders. The Board of Directors, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt by which an acquiror may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock. In addition, under the Rights Plan, shares of Preferred Stock (or any other security as determined by the Board of Directors) may be issued to stockholders in lieu of Common Stock in the event of a distribution under the Rights Plan. Accordingly, the adoption of the proposed Amendment would facilitate the operation of the Rights Plan.

ANTI-TAKEOVER EFFECTS OF OTHER PROPOSED AMENDMENTS

     In addition to the foregoing proposed Amendment, on October 1, 1997, the Board of Directors of the Company unanimously approved resolutions declaring it advisable to amend the Company's Certificate of Incorporation to (i) increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 shares to 300,000,000 shares, as more fully described in Proposal No 1; and (ii) as more fully described in Proposal No. 3, provide (A) for the classification of the Board of Directors into three classes serving staggered terms; (B) that directors may be removed only for cause and only with the approval of the holders of at least two-thirds of the voting stock; (C) for the elimination of the ability of stockholders to act by written consent; and
(C) for the requirement of a 75% supermajority vote to amend any of the provisions contained in this clause (ii). Each of these proposals may have certain anti-takeover effects, which, together with the Rights Plan and the By-law amendments previously adopted by the Board of Directors, could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company. While they may be deemed to have potential anti-takeover effects, the proposed amendments are not prompted by any specific effort or takeover threat currently perceived by management. The Board believes that these provisions will discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisi tion through negotiations with the Board of Directors.

VOTE REQUIRED FOR APPROVAL

     The proposed Amendment to the Company's Certificate of Incorporation to authorize the issuance of shares of a new class of Preferred Stock will be submitted to stockholders for their approval at the Annual Meeting. Approval and adoption of the proposed amendment to the Company's Certificate of Incorporation requires the vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                    3.  PROPOSED AMENDMENT TO ARTICLE SIXTH

     The Board of Directors of the Company proposes to amend the Company's Certificate of Incorporation to effect the following additional changes:
CLASSIFIED BOARD -- to classify the Board into three classes of directors serving staggered terms; REMOVAL OF DIRECTORS -- to provide that directors may be removed only for cause and only with the approval of the holders of at least two-thirds of the voting power of the Company's shares entitled to vote generally in the election of directors at an annual meeting or special meeting called for such purpose; STOCKHOLDERS' ACTION -- to require that stockholder action be taken at an annual or special meeting of stockholders and to prohibit stockholder action by written consent; and SUPERMAJORITY VOTING -- to increase the stockholder vote required to alter, amend or repeal Article SIXTH of the Certificate of Incorporation to at least 75% of the voting power of the Company's shares entitled to vote. A copy of the proposed form of Amendment to Article SIXTH in the Company's Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.

     The following description of the proposed Amendment to Article SIXTH is qualified in its entirety by reference to the entire text of the proposed amendment.

CLASSIFIED BOARD AMENDMENT

     The Classified Board Amendment provides (i) for the classification of the Board of Directors into three classes serving staggered terms, with each class to be as nearly as equal in size as possible; and (ii) that, subject to the requirements of Delaware law, any vacancy on the Board of Directors be filled only by the remaining directors then in office, even if such directors constitute less than a quorum.

     If the Classified Board Amendment is adopted, the Company's directors would be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Three Class I Directors will be elected for an initial one-year term expiring at the 1998 Annual Meeting; three Class II Directors will be elected for an initial term expiring at the 1999 Annual Meeting; and four Class III Directors will be elected for an initial term expiring at the 2000 Annual Meeting, in each case until their respective successors are duly elected and qualified. Starting with the 1998 annual meeting and continuing for each succeeding annual meeting, successors to the class of directors whose term expires at the annual meeting shall be elected for three-year terms. In the event the stockholders do not approve the Classified Board Amendment, the directors elected at the annual meeting will serve until the next annual meeting.

     If at any time the size of the Board of Directors is changed, the increase or decrease in the number of directors will be apportioned among the three classes to make all classes as nearly equal in size as possible. As of the date hereof, the Board of Directors has no plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the Board of Directors or of any class of directors, except as discussed herein.

     Except as Delaware law may otherwise require, pursuant to the Classified Board Amendment, any vacancies in the Board of Directors occurring for any reason, including by reason of an increase in the number of directors or a removal of a director for cause, will be filled only by the Board of Directors acting by the affirmative vote of a majority of the remaining directors, even if less than a quorum, and any director elected to fill such vacancy will serve for the balance of the term of the director he or she succeeds.

REMOVAL OF DIRECTORS AMENDMENT

     The Certificate of Incorporation and Delaware law provide that directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote in the election of directors. However, Delaware law also stipulates that, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. The proposed amendments would specify that directors may be removed only for cause and only by the affirmative vote of holders of two-thirds of the voting power of the Company's shares entitled to vote generally in the election of directors. The proposed amendments also provide that vacancies on the Board of Directors, caused by such removal, will be filled only by vote of a majority of directors then in office and any director elected to fill such vacancy will serve for the balance of the term of the director he or she succeeds.

     The provisions of the proposed amendments relating to the removal of directors would preclude the holders of less than two-thirds of the voting power of the Company's capital stock from removing incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with their own nominees. Moreover, such voting threshold would preclude the removal of a director, even if cause exists for such director's removal and the majority of voting power is in favor of such director's removal.

STOCKHOLDERS' ACTION AMENDMENT

     Pursuant to Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. The Stockholders' Action Amendment will require that stockholder action be taken at an annual or special meeting of stockholders and will prohibit stockholder action by written consent.

     The provision prohibiting stockholder action by written consent will give all stockholders of the Company the opportunity to participate in determining any proposed action and will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. On the other hand, the Stockholders' Action Amendment may have the effect of delaying consideration of a stockholder proposal until the next annual meeting of stockholders.

SUPERMAJORITY AMENDMENT

     The proposed Supermajority Amendment would require the affirmative vote of the holders of at least 75% of the voting power of the Company's shares entitled to vote for the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, Article SIXTH of the Certificate of Incorporation. Without such feature, Article SIXTH could be altered, amended or repealed upon the affirmative vote of the holders of a majority of the voting stock.

     Adoption of the Supermajority Amendment requires the approval of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Accordingly, in the event that the proposed Supermajority Amendment is adopted by less than a 75% vote, stockholders having the same percentage of voting power as those who voted in favor of its adoption will not have sufficient voting power to alter, amend or repeal Article SIXTH at a later date. The requirement of an increased stockholder vote to alter, amend or repeal the amendments to the Certificate of Incorporation contained in this proposal is designed to prevent a stockholder with a majority of the voting stock from avoiding the effects of Article SIXTH by simply repealing them.

GENERAL CONSIDERATIONS RELATED TO THE PROPOSED AMENDMENT TO ARTICLE SIXTH

     In recent years, accumulations by third parties of substantial stock positions in publicly held corporations frequently have been undertaken without advance notice to or consultation with management or the board of directors. In many instances, such third parties position themselves through stock ownership to seek representation on a board of directors by a proxy contest or otherwise in order to increase the likelihood that they will be able to implement proposed transactions opposed by the corporation's management or board of directors. In some cases, a third party may not truly be interested in taking over the corporation, but uses the threat of a proxy contest or a bid to take over the corporation, or both, as a means of obtaining for itself a specific benefit which might not be available to all of the corporation's stockholders.

     The Board of Directors believes that the threat of removal of the Company's management in such a situation through a change in the composition of the Board of Directors could severely compromise management's ability to negotiate effectively with such a third party. Management could be deprived of the time and information necessary to evaluate a particular takeover or other proposal, to seek and study alternative proposals that might better serve the interest of the Company's stockholders and, in an appropriate case, to help achieve a better price in any proposed transaction involving the Company. If adopted, the provisions establishing a classified board and limiting the removal of directors will help assure that the Board of Directors, if confronted by a proposal from a third party which has acquired a significant block of the Common Stock, will have sufficient time to review the proposal and undertake the appropriate actions.

     The Board had begun addressing this concern when it adopted the Rights Plan and certain amendments to the Company's By-laws in April 1997 (as more fully described in Proposal No. 1). The effect of the Rights Plan (so long as the Rights Plan remains in place) is to encourage potential acquirors to negotiate with the Board prior to acquiring a large block of Common Stock and permit the Board to ensure fair treatment for the Company's stockholders in the event of a coercive offer for the Common Stock. The Board did not adopt the Rights Plan in reaction to any known effort to acquire the Company's Common Stock. The principal purpose of this proposal is to enhance the effectiveness of the Rights Plan such that its provisions cannot be easily circumvented in a coercive takeover situation and to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. The Board is not recommending this proposed Amendment in reaction to any known effort to acquire the Company's Common Stock. Rather, the function of the Rights Plan and the classification of the Board, as a whole, is to give the Board an opportunity and sufficient time to evaluate an acquisition offer and determine if it reflects the full value of the Company and is fair to all stockholders, and if not, to reject the offer or to seek an alternative that meets such criteria. The proposed classification of the Board would also enable the Board to conduct such evaluation without the imminent threat of removal. Even in the case of an all-cash offer to all stockholders, the Rights Plan and the proposed classification of the Board collectively serve the further function of providing leverage for the Board to facilitate a bidding process and to negotiate for a better price for the stockholders.

     Takeovers or changes in management of a corporation that are proposed and effected without prior consultation and negotiation with its board of directors are not necessarily detrimental to the corporation or its stockholders. Deterrence of such acquisitions could tend to reduce temporary fluctuations in the market price of the Company's shares, thereby denying stockholders certain opportunities to sell their shares at temporarily higher market prices. Although the Rights Plan and the classification of the Board are designed as protective measures for the Company's stockholders, the Board would continue to have the power to reject any offer, including those that may be at a premium above prevailing market prices. Furthermore, a classified board would make it more difficult for stockholders to change a majority of directors even if the reason for such a change were dissatisfaction with the performance of the incumbent directors, or in a case where the majority of the voting power believes that such change would be desirable. After adoption of the proposed amendments, persons who do not favor the policies of the Board of Directors would generally require at least two annual meetings to replace a majority of the directors. The Board of Directors believes, however, that the benefits of protecting the ability of the Board of Directors to negotiate with a proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of deterring such proposals. Furthermore, although there has been no difficulty in the past with the continuity or stability of the Board of Directors, the Board of Directors believes that the longer time period required to elect a majority of a classified board will help to assure the continuity and stability of the Company's operations and policies in the future. It is also the Board's view that the existence of these provisions should not discourage anyone from proposing a merger or other transaction at a price reflective of the true value of the Company and which is in the best interest of all of its stockholders.

     Other potential anti-takeover measures are available to management and the Board of Directors under the laws of Delaware, where the Company is incorporated, as described in Proposal No. 1 above. Under Delaware statutes, a change in control may be delayed unless holders of a substantial percentage of the outstanding voting securities approve the change of control transaction. Although the Delaware statutes may protect stockholders against partial takeovers and abusive takeover tactics, the effects of the statutes may negatively impact stockholders desiring a change of control in the ways set forth above.

     The proposed provisions of the amendment to Article SIXTH are consistent with the rules of the NASDAQ National Market System, upon which the Company's Common Stock is listed and traded. This proposal is not being recommended in response to any specific effort by a third party to obtain control of the Company.

ANTI-TAKEOVER EFFECTS OF OTHER PROPOSED AMENDMENTS

     In addition to the foregoing proposed Amendment, on October 1, 1997, the Board of Directors of the Company unanimously approved resolutions declaring it advisable to amend the Company's Certificate of Incorporation to (i) increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 shares to 300,000,000 shares, as more fully described in Proposal No. 1; and (ii) authorize the issuance of up to an aggregate 10,000,000 shares of Preferred Stock, with such powers and preferences, and such rights and limitations, as the Board of Directors may designate from time to time, as more fully described in Proposal No. 2. Each of these proposals may have certain anti-takeover effects, which, together with the Rights Plan and the By-law amendments previously adopted by the Board of Directors, could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company. While they may be deemed to have potential anti-takeover effects, the proposed amendments are not prompted by any specific effort or takeover threat currently perceived by management. The Board believes that these provisions will discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors.

VOTE REQUIRED FOR APPROVAL

     The proposed Amendment to the Company's Certificate of Incorporation to classify the Board of Directors and to give effect to certain related matters will be submitted to stockholders for their approval at the Annual Meeting. Approval and adoption of the proposed amendment to the Company's Certificate of Incorporation requires the vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     At present, all the Company's directors are elected at each annual meeting of stockholders for a one-year term. If this proposed Amendment is approved at the Annual Meeting, the Class I directors would be elected for one year, the Class II directors for two years and the Class III directors for three years. At each annual meeting thereafter, the class of directors in the other two classes would continue in office. The votes required for election would remain unchanged.

CONFORMING AMENDMENTS TO BY-LAWS

     The Board of Directors has unanimously approved amendments to the Company's By-laws to comport with the proposed amendments to Article SIXTH of the Certificate of Incorporation set forth above, to be effective upon the approval of such proposed amendments.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                           4.  ELECTION OF DIRECTORS

     The terms of all current directors will expire upon the election of new directors at the Annual Meeting. The Board of Directors proposes the election of the nominees listed below to serve for the terms set forth below, and in each case, until their respective successors have been duly elected and shall qualify. The directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of all the nominees named below. The information relating to the ten nominees set forth below has been furnished to the Company by the individuals named. All of the nominees are presently directors of the Company. Subject to the approval of the stockholders of the Classified Board Amendment, the Company's Board will automatically, without further action by the stockholders, be classified as set forth in the following table:

CLASS                                         TERM                          NAME OF DIRECTOR
-----                                         ----                          ----------------
Class I..............  Term expires at the 1998 Annual Meeting              Joseph C. Hutts
                                                                            C. Edward Floyd, M.D.
                                                                            Colleen Conway Welch
Class II.............  Term expires at the 1999 Annual Meeting              Kenneth J. Melkus
                                                                            Rocco A. Ortenzio
                                                                            Thomas S. Murphy, Jr.
Class III............  Term expires at the 2000 Annual Meeting              Russell L. Carson
                                                                            James E. Dalton, Jr.
                                                                            S. Douglas Smith
                                                                            Sam A. Brooks

     Beginning with the Company's Annual Meeting in 1998, directors will be elected to succeed those directors whose terms then expire, and each person elected will serve for a three-year term.

     Once a classified board is established, the Company's Certificate of Incorporation and applicable Delaware law will operate to permit the stockholders to remove directors from office only for cause, at a meeting of stockholders called for that purpose, but only by the affirmative vote of at least two-thirds of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class.

     It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all the nominees named in the table below. Although the Board does not anticipate that any nominees will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board may designate. There is no cumulative voting for the election of members of the Board.

     The following table sets forth information with respect to nominees:

                                       DIRECTOR                    BUSINESS EXPERIENCE
NAME                             AGE    SINCE                    DURING PAST FIVE YEARS
----                             ---   --------                  ----------------------
Russell L. Carson(1)(3)........  54      1989     Mr. Carson has been Chairman of the Board since July
                                                  1989. Since 1979 he has been a general partner of
                                                  Welsh, Carson, Anderson & Stowe, an investment firm
                                                  that specializes in the acquisition of companies in
                                                  the information services and health care industries.
                                                  Mr. Carson serves on the Board of Directors of Health
                                                  Management Systems, Inc., a provider of accounts
                                                  receivable management services to hospitals; American
                                                  Oncology Resources, Inc., a physician practice
                                                  management company; National Surgery Centers, Inc., a
                                                  developer and manager of outpatient surgery centers,
                                                  and several private companies.
James E. Dalton, Jr............  55      1990     Mr. Dalton became President, Chief Executive Officer
                                                  and a director of the Company in 1990. Prior to
                                                  joining the Company, he served as Regional Vice
                                                  President, Southwest Region for HealthTrust, Inc.,
                                                  division Vice President of Hospital Corporation of
                                                  America, and regional Vice President of HCA
                                                  Management Company. He serves on the Board of
                                                  Directors of Housecall Medical Resources, Inc., the
                                                  Nashville Branch of the Federal Reserve Bank of
                                                  Atlanta and the Nashville Health Care Council and on
                                                  the Board of Trustees of Randolph-Macon College. Mr.
                                                  Dalton is a Fellow of the American College of
                                                  Healthcare Executives and is on the Board of
                                                  Directors and past Chairman of the Federation of
                                                  American Health Systems.
S. Douglas Smith...............  59      1989     Mr. Smith is Adjunct Professor of Health Care
                                                  Management, Owen Graduate School of Management,
                                                  Vanderbilt University. He has been a director of the
                                                  Company since July 1989. He was Vice Chairman of the
                                                  Company from 1990 through 1992, Vice Chairman of
                                                  Quorum Health Resources, Inc. from 1991 to 1992, and
                                                  President of Quorum Health Resources, Inc. from 1985
                                                  to 1991. Mr. Smith earlier held management positions
                                                  with Hospital Corporation of America, Duke University
                                                  Medical Center and Humana, Inc. He serves on the
                                                  Board of Directors of PhyCor Management Company,
                                                  Inc., and is Chairman of the Board of Passport Health
                                                  Communication Co., Intermed, LLC and Executive
                                                  Learning, Inc.
Sam A. Brooks, Jr.(2)..........  58      1989     Mr. Brooks has been a director of the Company since
                                                  July 1989. Mr. Brooks is President and CEO of Renal
                                                  Care Group, a provider of dialysis and nephrology
                                                  services, and is President of MedCare Investment
                                                  Corp., a health care investment company. Mr. Brooks
                                                  serves on the Board of Directors of Renal Care Group;
                                                  Nationwide Health Properties, Inc., a real estate
                                                  investment trust; Kinetic Concepts, Inc., a company
                                                  engaged in the manufacture of hospital beds for
                                                  immobile patients; and PhyCor, Inc., an owner and
                                                  operator of multi-specialty medical clinics.

                                       DIRECTOR                    BUSINESS EXPERIENCE
NAME                             AGE    SINCE                    DURING PAST FIVE YEARS
----                             ---   --------                  ----------------------
Kenneth J. Melkus (2)(3).......  51      1992     Mr. Melkus became a director of the Company in March
                                                  1992. From August 1993 until its merger with United
                                                  HealthCare of Minneapolis in 1996, Mr. Melkus served
                                                  as Chairman of the Board and Chief Executive Officer
                                                  of HealthWise of America, Inc., a publicly held
                                                  company that owned, managed and developed health
                                                  maintenance organizations. Mr. Melkus is currently
                                                  serving as consultant to Welsh, Carson, Anderson &
                                                  Stowe, and serves on the Boards of Directors of
                                                  OrthoLink, Inc., Cardiology Partners of America,
                                                  MedSynergies, Inc., Nora Holdings, Inc., and Emerald
                                                  Health Network. From 1985 until its acquisition by
                                                  HealthSouth Corporation, Mr. Melkus served as Vice
                                                  Chairman and President of Surgical Care Affiliates,
                                                  Inc., an owner and operator of independent ambulatory
                                                  surgery centers.
Rocco A. Ortenzio (1)..........  64      1992     Mr. Ortenzio has been a director of the Company since
                                                  March 1992. He is Chairman and CEO of Select Medical
                                                  Corporation, which is developing a network of
                                                  post-acute healthcare facilities and services. He was
                                                  the co-founder, Chairman and Chief Executive Officer
                                                  of Continental Medical Systems, Inc. until its merger
                                                  with Horizon HealthCare Corporation. He was a
                                                  Consultant to Horizon/CMS Healthcare Corporation, a
                                                  leading post-acute healthcare provider in the United
                                                  States from 1995 to 1997. Mr. Ortenzio also serves on
                                                  the Board of Directors of PNC Bank and National
                                                  Surgery Centers, Inc.
Thomas S. Murphy, Jr...........  38      1993     Mr. Murphy has been a director of the Company since
                                                  December 1993. He is managing director of Goldman,
                                                  Sachs & Co., where he served as Vice President from
                                                  1990 -- 1997, after joining the firm in 1986. Mr.
                                                  Murphy is also a director of Bridge Information
                                                  Systems, Inc.
Joseph C. Hutts (1)(3).........  56      1994     Mr. Hutts has been a director of the Company since
                                                  February 1994. He has served as Chairman of the
                                                  Board, President and Chief Executive Officer of
                                                  PhyCor, Inc., an owner and operator of
                                                  multi-specialty medical clinics, since its inception
                                                  in 1988. Mr. Hutts served at Hospital Corporation of
                                                  America ("HCA") from 1977 to 1986 in various
                                                  positions, including Vice President, Operations;
                                                  President, HCA Management Company, Inc., Senior Vice
                                                  President, Western Operations; and President of HCA
                                                  Health Plans, a managed care subsidiary of HCA. Mr.
                                                  Hutts was Vice Chairman and Chief Operating Officer
                                                  of EQUICOR-Equitable HCA Corporation, an employee
                                                  benefits company, from October 1986 until June 1987.
                                                  Mr.Hutts serves on the Board of Directors of Renal
                                                  Care Group, a provider of dialysis and nephrology
                                                  services.

                                       DIRECTOR                    BUSINESS EXPERIENCE
NAME                             AGE    SINCE                    DURING PAST FIVE YEARS
----                             ---   --------                  ----------------------
C. Edward Floyd, M.D...........  63      1995     Dr. Floyd has been a director of the Company since
                                                  June 1995. He is Board Certified in general and
                                                  vascular surgery and serves on the medical staffs of
                                                  Carolinas Hospital System and other local hospitals.
                                                  He is chairman emeritus of the University of South
                                                  Carolina's Board of Trustees; he was its Chairman
                                                  from 1993 -- 1996 and its Vice-Chairman from
                                                  1989 -- 1993. He is founder and director of Vascular
                                                  Laboratory of Florence, Inc. In addition to serving
                                                  on several medical boards, Dr. Floyd is clinical
                                                  professor of surgery at the University of South
                                                  Carolina Medical School as well as clinical associate
                                                  professor of surgery at the Medical University of
                                                  South Carolina. He is a member of the South Carolina
                                                  State Commission on Higher Education and also serves
                                                  on the Board of Directors of National Bank of South
                                                  Carolina, Synovus Financial Corporation and the Drs.
                                                  Bruce and Lee Foundation. Dr. Floyd is a diplomat of
                                                  the American Board of Surgery and a Fellow of the
                                                  American College of Surgeons.
Colleen Conway Welch(2)........  53      1997     Dr. Conway-Welch became a director of the Company in
                                                  April 1997. She is Dean and Professor of the
                                                  Vanderbilt University School of Nursing. She is
                                                  member of the board of directors of Funding First, a
                                                  member of the Healthcare Leadership Council Board of
                                                  Governors, the Tennessee State Board of Nursing, The
                                                  Governor's TennCare Operations Roundtable and a
                                                  founding member and president of Friends of the
                                                  National Institute for Nursing Research, National
                                                  Institute of Health. Other board memberships include
                                                  First Union Bank of Tennessee and American
                                                  Physicians' Network.

---------------

(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Member of Nominating Committee

     The Board held five meetings during the 1997 fiscal year and executed ten unanimous written consent actions. All directors attended meetings or executed unanimous written consent actions with respect to at least 75% of the meetings and consent actions of the Board and of the committees of which they were members. The Company's executive officers are appointed annually by the Board and serve at the discretion of the Board.

COMMITTEES OF THE BOARD

     Among the standing committees of the Company's Board of Directors are the Compensation Committee, the Audit Committee and the Nominating Committee.

     The Compensation Committee is currently composed of Mr. Carson, Mr. Ortenzio and Mr. Hutts, none of whom are employees of the Company. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, other benefits under the Company's compensation plans, and general review of the Company's employee compensation plans. During fiscal 1997, the Compensation Committee held two meetings and executed five unanimous written consent actions.

     The Audit Committee is composed of Mr. Brooks, Ms. Welch and Mr. Melkus, none of whom are employees of the Company. Responsibilities of this committee include approval of the engagement of independent auditors, review of activities and recommendations of the internal auditors, review of arrangements and scope of audit examinations, consideration of the results of independent auditors' review of internal accounting controls and other matters, and review and setting of internal accounting policies and procedures. The Audit Committee also provides oversight for the Quorum Business Ethics Program, the Company's compliance and ethics initiative. In this capacity, it reviews with management compliance with the Business Ethics Program and ways to strengthen the Program. During fiscal 1997, the Audit Committee held two meetings.

     The Nominating Committee is composed of Mr. Carson, Mr. Melkus and Mr. Hutts, none of whom are employees of the Company. Responsibilities of this committee include recommending nominees for election as directors at the Company's annual stockholders' meeting, recommending persons to fill vacancies and newly created positions on the Board between annual stockholders' meetings, and recom mending changes concerning the responsibilities and composition of the Board and its committees. During fiscal 1997, the Nominating Committee held two meetings and executed one unanimous written consent action.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

    5. PROPOSED AMENDMENT TO ARTICLE NINTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION -- INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
                         AND AGENTS OF THE CORPORATION

     On October 1, 1997, the Board of Directors of the Company unanimously approved resolutions declaring it advisable to amend Article NINTH of the Company's Certificate of Incorporation to (i) provide for indemnification of the Company's officers, directors, employees and agents to the fullest extent permitted by Delaware General Corporation Law, as currently provided under the By-laws of the Company, and (ii) to increase the stockholder vote required to alter, amend or repeal Article NINTH of the Certificate of Incorporation to at least 75% of the voting power of the Company's shares entitled to vote. The full text of Article NINTH, as proposed to be amended in the Company's Amended and Restated Certificate of Incorporation, is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. The amendment would replace the Article NINTH currently in the Certificate of Incorporation which relates to certain restrictions placed on the Company prior to an initial public offering, and which is no longer applicable to the Company.

     The Company's By-laws currently provide that the Company's directors, officers, employees and agents shall be indemnified to the fullest extent possible under Delaware law. By providing for indemnification in the Certificate of Incorporation rather than only in the By-laws, the indemnification provisions may not be amended without stockholder approval.

     Delaware law permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Delaware law further provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. Delaware law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The proposed amendment provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Board of Directors believes that this amendment will assist the Company in retaining the most qualified possible directors, officers, employees and consultants. However, stockholders should be aware that indemnification provisions in general could result in significant expense to the Company if the Company were required to indemnify one or more directors or officers in respect to claims against them. At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification would be permitted or required.

VOTE REQUIRED FOR APPROVAL

     The proposed Amendment to Article NINTH of the Company's Certificate of Incorporation will be submitted to stockholders for their approval at the Annual Meeting. Approval and adoption of the proposed amendment to the Company's Certificate of Incorporation requires the vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Accordingly, in the event that the proposed Amendment to Article NINTH is adopted by less than a 75% vote, stockholders having the same percentage of voting power as those who voted in favor of its adoption will not have sufficient voting power to alter, amend or repeal Article NINTH at a later date.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

      6.  APPROVAL OF THE QUORUM HEALTH GROUP, INC. 1997 STOCK OPTION PLAN

     At the 1997 Annual Meeting, stockholders will be asked to approve the Quorum Health Group, Inc. 1997 Stock Option Plan (the "1997 Option Plan"). A copy of the 1997 Option Plan is attached to this Proxy Statement as Exhibit B and is incorporated herein by reference. The description below of the 1997 Option Plan is qualified in its entirety by reference to the complete text of the 1997 Option Plan. Terms not defined herein shall have the meanings set forth in the 1997 Option Plan.

DESCRIPTION OF PRINCIPAL FEATURES OF THE 1997 OPTION PLAN

     The purpose of the 1997 Option Plan is to afford an incentive to executive officers, other key employees and consultants of the Company and its subsidiaries to acquire or increase a proprietary interest in the Company, to become or continue as employees or consultants, to devote their best efforts on behalf of the Company and to align the interests of such persons with the Company's stockholders to promote the success of the Company's business. No further shares remain available for stock option grants to employees under the Company's current plan, the Restated Stock Option Plan. The Company desires to establish a new stock option plan in order to be able to continue to grant stock options to employees and to establish a plan that reflects recent changes in Rule 16b-3 (as defined below).

     The 1997 Option Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as from time to time amended ("Rule 16b-3"), and to serve as a qualified performance-based compensation program under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to its chief executive officer and the four other executive officers named in the summary compensation table of the corporation's proxy statement, if such officer is employed by the corporation at the end of the corporation's taxable year. Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to the 1997 Option Plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders in a separate vote prior to payment.

     The 1997 Option Plan will be administered by the Compensation Committee of the Board or such other committee established by the Board to administer the 1997 Option Plan, the members of which shall at all times satisfy the requirements of Section 162(m), or any successor provision, and Rule 16b-3.

     The 1997 Option Plan authorizes the granting of "incentive stock options," within the meaning of Section 422 of the Code ("ISOs"), and nonqualified stock options ("NQSOs" and, collectively with ISOs, "Options"), pursuant to the applicable terms and conditions of the 1997 Option Plan and of the agreement ("Option Agreement") evidencing such grant. The aggregate fair market value of the ISOs granted to any optionee under the 1997 Option Plan, or any similar plan, that first become exercisable in any calendar year may not exceed $100,000. Options may be granted to executive officers and other key employees and consultants of the Company or its Subsidiaries, including officers and directors who are employees, except as proscribed by the Exchange Act or the Code. While any employee of the Company may be eligible for stock option grants under the 1997 Option Plan, the Company anticipates that such option grants will be awarded primarily to its executive officers and other key personnel. The number and definition of such employees is subject to change from time to time, and the Company has not identified a specific group to which the options will be limited.

     The aggregate number of shares of Common Stock reserved for issuance pursuant to the 1997 Option Plan is, subject to adjustment as provided in the 1997 Option Plan, equal to (i) 3,000,000, plus (ii) shares of Common Stock subject to grants under the Company's Restated Stock Option Plan (the "Old Plan") as of the Effective Date which become available after the Effective Date pursuant to Section 5(b) of the 1997 Option Plan, plus (iii) 12% of the number of shares of Common Stock newly issued by the Company or delivered out of treasury shares during the term of the 1997 Option Plan (excluding any issuance or delivery in connection with exercises of grants under the 1997 Option Plan, the Old Plan or any other compensation or benefit plan of the Company). Under this formula, the aggregate number of shares of Common Stock initially reserved for issuance pursuant to the 1997 Option Plan is, subject to adjustment as provided in the 1997 Option Plan, equal to 3,000,000. Shares of Common Stock reserved for grants of ISO's are limited to 3,000,000. No employee may be granted Options in any one year to purchase more than 1,000,000 shares.

     The Option exercise price per share may not be less than the fair market value of a share of Common Stock on the date on which the Option is granted unless, in the case of NQSOs, the Committee determines otherwise. To the extent that grants of Options are made at an exercise price below market value on the date of the grant, the compensation expense associated with such Option may not qualify as "performance-based" under Section 162(m). Grants of Options at discounted prices pursuant to the Company's Annual Incentive Program would not be considered "performance-based" under Section 162(m) unless the Annual Incentive Program satisfied the requirements of Section 162(m). The Annual Incentive Program currently does not meet such requirements. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee (which may include a requirement for achieving performance goals), provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten years from the date of the grant of the Option unless otherwise determined by the Committee, provided, however, that in the case of an ISO, such exercise period shall not exceed ten years from the date of grant of such Option. The exercise period shall be subject to early termination as provided in the Option Agreement.

     Options granted under the 1997 Option Plan will not be transferable other than by will or by the laws of descent and distribution or to a Beneficiary upon the death of a Grantee, and such Options that may be exercisable shall be exercised during the lifetime of the Grantee only by the Grantee or his or her guardian or legal representative; except that Options (other than ISOs) may be transferred to one or more Beneficiaries or other transferees as provided in the 1997 Option Plan.

     The Board of Directors may from time to time suspend, terminate, modify or amend the 1997 Option Plan, but may not, without the approval of the Company's stockholders, adopt any amendment for which stockholder approval is required under applicable Delaware law or in order for the 1997 Option Plan to continue to comply with Rule 16b-3 or Section 162(m).

     The selection of the eligible individuals who will receive Options under the 1997 Option Plan, upon approval of the 1997 Option Plan by stockholders, and the size and type of Options is generally to be determined by the Committee in its discretion. No Options have been made or granted under the 1997 Option

Plan, nor are any such Options now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to Options under the 1997 Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences.

  Certain Federal Income Tax Consequences -- Incentive Stock Options

     The Company understands the federal income tax consequences of ISOs to be generally as follows: An employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or its subsidiaries at all times during the period beginning on the date of the grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made at any time (provided it is exercisable by its terms) by the legal representative of an optionee who dies (i) while in the employ of the Company or its subsidiaries or (ii) within three months after termination of employment. The 1997 Option Plan, however, limits the right of the legal representative of any optionee to exercise an option to the one-year period following death. Upon ultimate sale of the stock received upon such exercise, except as noted below, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) equal to the difference between the amount realized upon such sale and the Option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

     If, however, the stock acquired pursuant to such exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date that such stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) as ordinary income to the extent of the difference between the Option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised and the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date that governs the determination of his or her ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

     The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the Option exercise price will constitute an item of tax adjustment for purposes of the "alternative minimum tax" set forth in the Code.

  Certain Federal Income Tax Consequences -- Nonqualified Stock Options

     In the case of NQSOs, the Company understands that the optionee will not generally be taxed upon grant of any such option. Rather, at the time of exercise of an NQSO, the optionee will, except as noted below, realize ordinary income for federal tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the Option exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the Option is generally taxable as capital gain or loss if the holding period requirements are met.

VOTE REQUIRED FOR APPROVAL

     The 1997 Option Plan will be submitted to stockholders for their approval at the Annual Meeting. The affirmative vote of a majority of the votes present and represented by proxy at the Annual Meeting is required for the approval of the 1997 Option Plan.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 OPTION PLAN.

             7.  PROPOSED AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     On October 1, 1997, the Board of Directors unanimously approved an amendment to the Company's tax-qualified Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares reserved for purchase under the Stock Purchase plan. The Stock Purchase Plan allows employees who are employed at least twenty hours a week and for more than five months in a calendar year to elect to cause up to 10% of their monthly wages (up to a maximum of $25,000 per plan year) to be contributed to a custodial account to purchase shares of Common Stock. The Stock Purchase Plan provides an opportunity for eligible employees to share in the growth and prosperity of the Company by acquiring a proprietary interest in the Company's Common Stock. A total of 3,000,000 shares of Common Stock were originally reserved for issuance under the Stock Purchase Plan. Approximately 2400 employees currently participate in the Stock Option Plan. Of such 3,000,000 shares, approximately 550,737 shares remain available for purchase. The Company desires to amend the Stock Purchase Plan to increase the number of shares available for purchase. Without such amendment, the Company will have to suspend or terminate the Stock Purchase Plan after the current plan year or shortly thereafter. A copy of the Stock Purchase Plan is attached as Exhibit C to this Proxy Statement and incorporated herein by reference.

     Common Stock is purchased pursuant to the Stock Purchase Plan annually at a price per share equal to the lesser of 85% of the fair market value of the Common Stock on either the first or the last day of the plan year (the "Exercise Price"). The fair market value is determined by reference to the closing market price on the applicable date.

     The authority to administer the Stock Purchase Plan includes the authority
(i) to interpret the Stock Purchase Plan and decide any matters arising thereunder, and (ii) to adopt such rules and regulations, not inconsistent with the provisions of the Stock Purchase Plan, as the Board may deem advisable to carry out the purpose of the plan. The Stock Purchase Plan is to continue from year to year, however, the Board of Directors may discontinue it at any time.

     Under the Stock Purchase Plan, employees may not be granted in any calendar year the right to purchase Common Stock in excess of a total fair market value of $25,000, or be granted a right to purchase Common Stock if following such grant the employee would beneficially own 5% or more of the total a voting power or value of all classes of the Company's capital stock. Rights acquired under the Stock Purchase Plan are not transferable during the participant's lifetime.

     Upon termination of employment, other than by death or retirement, an employee immediately ceases participation in the Stock Purchase Plan and the Company will refund to the employee the balance of any contributions made to the plan by the employee. Upon termination of employment due to death or retirement, the employee or his estate may elect to be paid the balance of any contributions made to the Stock Purchase Plan by the employee. If no such election is made, such balance will be used to purchase Common Stock on behalf of the employee or his estate in the normal course under the plan.

     The Stock Purchase Plan is intended to qualify for favorable tax treatment under Internal Revenue Code Section 423. Pursuant to that section, participants in the Stock Purchase Plan generally do not recognize income for federal tax purposes on the 15% discount from fair market value. If the recipient of Common Stock under the Stock Purchase Plan disposes of shares before the end of certain holding periods (essentially the latter of one year after the Exercise Date or two years after the Grant Date), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the fair market value of the Common Stock on the Exercise Date. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize ordinary income in the year of disposition equal to the lesser of (a) 15% of the fair market value of the Common Stock on the Grant Date or (b) the excess of the fair market value of such Common Stock on the date of disposition over the price paid by the recipient on the Exercise Date. The participant will recognize ordinary income in the aforementioned instances even if the ordinary income recognized is greater than the total gain realized on the disposition. The employee participant increases his or her basis in the Common Stock received under the Stock Purchase Plan by the amount he or she reports as ordinary income. The difference between this increased basis and the disposition price (if any) is a capital gain or loss. The Company generally will not be entitled to a tax deduction if a participant disposes of stock received under the Stock Purchase Plan prior to the expiration of the holding periods.

NEW PLAN BENEFITS

     It is not possible at this time to determine the dollar value of benefits available under the Amended Purchase Plan for fiscal year 1997 because neither the participation level for the employees nor the Company's stock price is known at this time. For informational purposes, the table below sets forth the aggregate of the dollar values of the excess of the fair market values of the stock on the last day of the Plan year over the purchase price of stock that actually was paid during fiscal 1997 by the named executive officers, all current executive officers as a group (the "Executive Group"), and all other employees, including all current officers who are not executive officers, as a group (the "Employee Group") under the Stock Purchase Plan. Directors who are not employees are not eligible to participate in the Stock Purchase Plan.

                          EMPLOYEE STOCK PURCHASE PLAN

NAME AND POSITION                                         DOLLAR VALUE($)   NUMBER OF SHARES
-----------------                                         ---------------   ----------------
James E. Dalton, Jr.....................................    $   10,593            1,522
  President and CEO
Eugene C. Fleming.......................................         --0--            --0--
  Executive Vice President/COO
Roland P. Richardson....................................    $    9,187            1,320
  Senior Vice President
C. Thomas Neill.........................................    $   10,593            1,522
  Vice President
Christy F. Batts........................................    $    6,124              880
  Vice President
Steve B. Hewett.........................................         --0--            --0--
  Vice President/CFO
Executive Group.........................................    $   36,240            5,207
Employee Group..........................................    $1,923,800          276,408

VOTE REQUIRED FOR APPROVAL

     A majority of votes present and represented by proxy at the Annual Meeting is required to amend the Stock Purchase Plan.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" VOTE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN.

                   8.  RATIFICATION OF APPOINTMENT OF AUDITOR

     The Board of Directors has appointed Ernst & Young LLP as independent auditor of the Company for fiscal year 1998. Ernst & Young LLP has served as the Company's independent auditor since the Company's inception. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions. The Board's appointment of Ernst & Young LLP will be ratified by a majority of the votes present and represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                    GENERAL

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997 was mailed to stockholders on or about October 10, 1997.

                         STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth as of September 22, 1997, the number and percentage of outstanding shares of the Company's Common Stock owned by all persons known to the Company to be holders of 5% or more of the issued and outstanding shares of Common Stock, by each director and certain executive officers of the Company, and by the officers and directors of the Company as a group.

                                                                NUMBER OF SHARES       PERCENTAGE OF
NAME                                                          BENEFICIALLY OWNED(1)   TOTAL SHARES(2)
----                                                          ---------------------   ---------------
T. Rowe Price Associates, Inc(3)............................        6,166,070               8.2%
  100 E. Pratt Street
  Baltimore, MD 21202
AIM Management Group, Inc(3)................................        4,770,000               6.4%
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046
Nicholas Company, Inc(3)....................................        3,713,550               5.0%
  700 North Water Street
  Milwaukee, WS 53202
Russell L. Carson(4),(5)....................................        1,757,979               2.4%
James E. Dalton, Jr.(6).....................................          776,865               1.1%
Christy F. Batts(7).........................................           93,792               *
Sam A. Brooks, Jr.(8).......................................          195,004               *
Eugene C. Fleming(9)........................................          168,302               *
C. Edward Floyd, M.D.(10)...................................           16,823               *
Steve B. Hewett(11).........................................           41,601               *
Joseph C. Hutts(12).........................................           22,499               *
Kenneth J. Melkus(13).......................................           99,467               *
Thomas S. Murphy, Jr.(14)...................................           22,499               *
C. Thomas Neill(15).........................................          185,996               *
Rocco A. Ortenzio(16).......................................           60,633               *
Roland P. Richardson(17)....................................          226,927               *
S. Douglas Smith(18)........................................          608,860               *
Colleen Conway-Welch........................................            1,500               *
All current directors and officers as a group (a total of 17
  persons)..................................................        4,318,713               5.8%

---------------

   * Less than one percent.
 (1) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.
 (2) The percentages shown are based on 74,269,087 shares of Common Stock outstanding on September 22, 1997, plus, as to each individual and group listed, unless otherwise noted, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, assuming exercise of options held by such holder that are exercisable within 60 days of September 22, 1997.
 (3) The figures are based solely on information reported as of December 31, 1996, in Schedule 13G filings by the referenced entity, a registered investment adviser ("Adviser"); the securities are owned by various individual and institutional investors for which the Adviser serves as investment adviser, with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Act of 1934, the Adviser is deemed to be beneficial owner of such securities; however, such Adviser expressly disclaims that it is, in fact, the beneficial owner of such securities.
 (4) Includes 1,744,754 shares of Common Stock and options to purchase a total of 12,500 shares owned of record by Mr. Carson.

 (5) Mr. Carson, the Chairman of the Board of the Company, has voting power over 725 shares owned by WCA Management Corporation. Mr. Carson is deemed to beneficially own such shares under Rule 13d-3 and such shares are included in the shares shown as being owned by "All directors and officers as a group".
 (6) Includes options to purchase a total of 280,713 shares.
 (7) Includes options to purchase a total of 16,410 shares.
 (8) Includes options to purchase a total of 12,500 shares. Certain of Mr. Brooks' shares are owned by closely-held entities whose voting power is controlled or shared by Mr. Brooks.
 (9) Includes options to purchase a total of 106,802 shares.
(10) Includes options to purchase a total of 13,748 shares.
(11) Includes options to purchase a total of 32,601 shares.
(12) Includes options to purchase 22,499 shares.
(13) Includes 60,525 shares owned by Melkus Partner Ltd.
(14) Includes options to purchase 22,499 shares.
(15) Includes options to purchase 74,315 shares.
(16) Includes options to purchase a total of 12,500 shares. Includes 30,000 shares owned in the name of an irrevocable trust, beneficial ownership of which Mr. Ortenzio disclaims.
(17) Includes options to purchase 48,305 shares.
(18) Includes options to purchase 3,749 shares.

                               EXECUTIVE OFFICERS

     The following table contains certain information concerning the Company's executive officers.

                                               SERVED
                 NAME                    AGE   SINCE                       POSITION
                 ----                    ---   ------                      --------
James E. Dalton, Jr....................  55     1990    President, Chief Executive Officer and Director
Eugene Fleming.........................  52     1996    Executive Vice President, Chief Operating
                                                        Officer
Roland P. Richardson...................  50     1990    Senior Vice President of Acquisitions and
                                                          Development
Ashby Q. Burks.........................  40     1997    Vice President/General Counsel and Secretary
Steve B. Hewett........................  37     1996    Vice President and Treasurer (Chief Financial
                                                        Officer)
Terry E. Allison.......................  41     1996    Vice President, Assistant Treasurer and
                                                        Controller (Chief Accounting Officer)
C. Thomas Neill........................  53     1992    Vice President -- Corporate Services
Michael D. Wiley.......................  51     1992    Vice President -- Corporate Relations

     Mr. Dalton became President, Chief Executive Officer and a director of the Company as well as Chairman and Chief Executive Officer of Quorum Health Resources, Inc. on May 1, 1990. Prior to joining the Company, he served as Regional Vice President, Southwest Region for HealthTrust, Inc., division Vice President of HCA, and Regional Vice President of HCA Management Company. He serves on the Board of Directors of the Nashville Branch of the Federal Reserve Bank of Atlanta and the Nashville Health Care Council. Mr. Dalton is a Fellow of the American College of Healthcare Executives and is on the Board of Directors and past Chairman of the Federation of American Health Systems.

     Mr. Fleming joined the Company in July 1996 and is responsible for the Company's business units. Prior to joining the Company, he was eastern group president for Columbia/HCA and its predecessor, HCA, from 1993 through June 1996. Prior to 1993, Mr. Fleming served as chief executive officer of hospitals in Florida and Missouri. Mr. Fleming is also a Fellow in the American College of Healthcare Executives.

     Mr. Richardson joined the Company at its inception in 1989. He is responsible for all of Quorum's acquisition activities. He worked from 1973 to 1989 for HCA where his positions included serving as vice president of finance and administration for HCA Management Company and district vice president with multi-facility operational responsibility.

     Mr. Burks joined the Company as Vice President/General Counsel and Secretary in April 1997. Prior to joining the Company, he was an independent health care consultant from January 1996 through March 1997.

He served as Vice President and Assistant General Counsel of Columbia/HCA from April 1994 through December 1995. From 1984 through April 1994, he was Senior Counsel for Columbia/HCA and its predecessor, Hospital Corporation of America.

     Mr. Hewett joined the Company as Vice President and Treasurer in July 1996. He was most recently Senior Vice President and Manager of Healthcare Banking Services at AmSouth Bank of Alabama where he had worked for at least the prior five years.

     Ms. Allison became Assistant Treasurer and Controller in 1996 after serving as vice president of Internal Audit from 1993 to 1996. From 1978 to 1993, she served a wide range of healthcare clients for Ernst & Young LLP. Ms. Allison is a member of the American Institute of CPAs, the Tennessee Society of CPAs, the Institute of Internal Auditors, the Audit Committee of the Federation of American Health Systems, and the Healthcare Financial Management Association.

     Mr. Neill has been Vice President -- Corporate Services since January 1, 1992. He is responsible for the Company's administrative operations, including human resources, information systems, purchasing, government relations, and insurance and risk management programs. Prior to joining the Company, he was affiliated with HealthTrust, Inc., serving in administrative and human resource positions since 1987. Mr. Neill's previous health care employment includes ten years with HCA and General Care Corporation. He is on the board of governors of the Federation of American Health System and a member of the house of delegates of the American Hospital Association.

     Mr. Wiley joined the Company in 1989 and became vice president of Corporate Relations in 1992. He is responsible for investor, analyst, media industry and consumer communications. Prior to joining Quorum, he was director of marketing for HCA and was director of marketing with HCA Management Company. Previous positions include serving as vice president of marketing for both South Carolina National Bank (Wachovia) and First National Bank of South Carolina. He is an associate member of the Association for Investment Management and Research as well as the Society of Financial Analysts, Inc. and a member of the National Investor Relations Institute.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     C. Edward Floyd, M.D., a director of the Company, is a practicing physician and serves as a medical director and a member of the advisory board of a hospital that the Company has owned since February 1, 1995. During fiscal 1997, the Company paid Dr. Floyd approximately $117,000 in fees and benefits for his role on the advisory board and for services rendered pursuant to several fee-for-service agreements. Each agreement has a one-year term and is subject to annual renewals by mutual agreement. Dr. Floyd's wife was employed by the hospital as a bookkeeper until July 27, 1996 and received a salary of $2,895 for the portion of the fiscal year she was employed.

     The Company is building a new facility to replace the hospital and in July 1995 acquired property at the site of the new facility from Dr. Floyd and certain of his affiliates for approximately $2,800,000. In addition, during fiscal 1996 the Company acquired for $150,000 an option to purchase a vascular laboratory owned by Dr. Floyd. In fiscal 1997 the Company completed the purchase of the vascular laboratory for a price of approximately $450,000, including the previously paid option payment. The purchase price for the laboratory was fair market value as determined by appraisals. Prior to completing the purchase, the Company leased the vascular laboratory from Dr. Floyd for $8,000 per month from February 1995 to April 1997. The Company paid a total of $211,733 under such lease. The Company also collects on behalf of Dr. Floyd the professional fees generated for his services at the vascular laboratory. The Company retains as a collection fee approximately 25% of the amounts collected. During fiscal 1997, the Company's collection fee with respect to Dr. Floyd was approximately $91,000.

     In the judgment of the Company's Board of Directors, the terms of the transactions described above are fair and reasonable and are not less favorable to the Company than those that could have been obtained from independent third parties.

     During fiscal 1997, the Company made a gift of $150,000 to the University of South Carolina pursuant to an agreement to contribute $1,000,000 over five years. $700,000 in contributions remain to be made over the next three years. Dr. Floyd is Chairman of the Board of Trustees of such University.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation for services in all capacities to the Company for the fiscal year ended June 30, 1997, and the two previous fiscal years of those persons who were, at June 30, 1997, the Company's Chief Executive Officer, the four other most highly compensated executive officers who were serving as such on the last day of the fiscal year (individually, an "NEO", and collectively, the "NEOs"), and one individual who would have been among the four other most highly compensated executive officers had she not transferred to another position before the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                              --------------------------------------------   ----------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                             ---------------------    ---------
                                                                OTHER        RESTRICTED               LONG-TERM
                                                               ANNUAL          STOCK      OPTIONS/    INCENTIVE      ALL OTHER
          NAME AND                   SALARY(1)    BONUS    COMPENSATION(2)    AWARD(S)      SARS       PAYOUTS    COMPENSATION(3)
     PRINCIPAL POSITION       YEAR      ($)        ($)           ($)            ($)         (#)          ($)            ($)
----------------------------  ----   ---------   -------   ---------------   ----------   --------    ---------   ---------------
James E. Dalton, Jr.          1997    531,696      -0-           --           -0-          93,993(4)   -0-             7,698
  President and CEO           1996    439,838      -0-           --           -0-         539,388      -0-             7,698
                              1995    365,841      -0-           --           -0-          18,000      -0-             4,987
Eugene C. Fleming(5)          1997    363,288      -0-           --           -0-         465,332(4)   -0-             4,307
  Executive Vice President/   1996     -0-         -0-           --           -0-           -0-        -0-             -0-
  Chief Operating Officer     1995     -0-         -0-           --           -0-           -0-        -0-             -0-
Roland P. Richardson          1997    296,578     58,005         --                        32,747(4)                   7,579
  Senior Vice President --    1996    258,392      -0-           --           -0-         239,053      -0-             7,405
  Acquisitions and            1995    204,848      -0-           --           -0-          18,000      -0-             4,000
  Development
C. Thomas Neill               1997    231,596      -0-           --           -0-          30,879(4)   -0-             7,492
  Vice President --           1996    212,348      -0-           --           -0-          99,666      -0-             7,167
  Corporate Services          1995    193,932      -0-           --           -0-          15,000      -0-             3,388
Christy F. Batts              1997    200,860      -0-           --           -0-          21,410(4)   -0-            11,184
  Former Vice President/      1996    186,075      -0-           --           -0-          96,157      -0-             6,688
  General Counsel             1995    170,230      -0-           --           -0-          15,000      -0-             2,554
Steve B. Hewett(6)            1997    198,171      -0-           --           -0-         112,851(4)   -0-             3,489
  Vice President (Chief       1996     -0-         -0-           --           -0-           -0-        -0-             -0-
  Financial Officer)          1995     -0-         -0-           --           -0-           -0-        -0-             -0-

---------------

(1) "Salary" includes each NEO's base salary plus amounts paid by the Company to a cafeteria plan for the benefit of the NEO: Mr. Dalton $6,696; Mr. Fleming $3,288; Mr. Richardson $6,578; Mr. Neill $6,896; Ms. Batts $4,020; and Mr.
    Hewett $2,171.
(2) Perquisites for each NEO are in amounts which do not require disclosure.
(3) The aggregate amounts set forth under "All Other Compensation" are made up of the following: (i) for matching 401(k) plan contributions made by the
    Company: $3,750 each for Mr. Dalton, Mr. Richardson, Mr. Neill, and Ms. Batts; $4,200 for Mr. Fleming; and $2,450 for Mr. Hewett; (ii) for Company's contributions to the Company's Non-Qualified Retirement Plan: Mr. Dalton $3,758; Mr. Fleming, $--0--; Mr. Richardson 3,758; Mr. Neill $3,322; and Ms. Batts $2,922; (iii) premiums in respect of life insurance policies paid by the Company for the benefit of the NEOs in the following amounts: Mr. Dalton $410; Mr. Fleming $107; Mr. Richardson $292; Mr. Neill $410; Ms. Batts $292; and Mr. Hewett $39; and (iv) for Ms. Batts, $4,220, the monetary value of a gift given to her by the Company in appreciation for her tenure as General Counsel.
(4) Of the options indicated, the following represent all or a portion of each NEO's bonus for fiscal 1997, which options were granted on August 18, 1997:
    Mr. Dalton 51,015 option shares; Mr. Fleming 31,802 option shares; Mr. Richardson 10,257 option shares; Mr. Neill 15,879 option shares; Ms. Batts 13,910 option shares and Mr. Hewett 13,851 option shares. Such NEO elected to receive such bonus in stock options pursuant to the Company's Discounted Stock Option program. See "Option/SAR Grants in Last Fiscal Year."
(5) NEO was not employed by Company prior to FY 1997.
(6) Ms. Batts served as Vice President/General Counsel until April 1, 1997, when she transferred to the position of Vice President in charge of the Company's Business Ethics Program.

RESTATED STOCK OPTION PLAN

     The table below provides information on grants of stock options pursuant to the Company's Restated Stock Option Plan during the fiscal year ended June 30, 1997, to the NEOs, including stock options granted at the election of an NEO in lieu of all or a portion of his/her bonus for FY 1997. The Company grants no stock appreciation rights ("SARs"). Bonus options granted in August, 1996, for FY 1996 were reported in the 1996 proxy statement and do not appear in the following table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                        ---------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                           NUMBER         % OF TOTAL                                  AT ASSUMED ANNUAL RATES
                        OF SECURITIES    OPTIONS/SARS                               OF STOCK PRICE APPRECIATION
                         UNDERLYING       GRANTED TO     EXERCISE OR                      FOR OPTION TERM
                        OPTIONS/SARS      EMPLOYEES      BASE PRICE    EXPIRATION   ----------------------------
         NAME            GRANTED(#)     IN FISCAL YEAR    ($/SHARE)       DATE         5%($)          10%($)
         ----           -------------   --------------   -----------   ----------   ------------   -------------
James E. Dalton,
  Jr..................       5,478          0.2684          18.25       12/11/06       62,872.80      159,332.01
                            37,500          1.8378          20.75       04/30/07      489,358.63    1,240,130.85
                           -------         -------                                  ------------   -------------
          Total.......      42,978          2.1062                                    552,231.43    1,399,462.86
                           =======         =======                                  ============   =============
          Bonus(1)....      51,015          2.5002          16.97       08/18/07    1,014,677.59    2,128,400.87
Eugene C. Fleming.....      96,030          4.7064           0.67       07/01/06    2,673,058.04    4,294,508.95
                           300,000         14.7029          16.29       07/01/06    3,664,696.79    8,730,142.92
                            37,500          1.8378          20.75       04/30/07      489,358.63    1,240,130.85
          Total.......     433,530         21.2471                                  6,827,113.46   14,264,787.72
                           =======         =======                                  ============   =============
          Bonus(1)....      31.802          1.5585          16.97       08/18/07      632,525.13    1,326,792.91
Roland P. Richardson..      22,500          1.1027          20.75       04/30/07      293,615.18      744,078.51
                           =======         =======                                  ============   =============
          Bonus(1)....      10,257          0.5021          16.97       08/18/07      203,800.72      427,495.04
C. Thomas Neill.......      15,000          0.7351          20.75       04/30/07      195,743.45      496,052.34
                           =======         =======                                  ============   =============
          Bonus(1)....      15,879          0.7782          16.97       08/18/07      511,604.86    1,158,621.05
Christy F. Batts......       7,500          0.3675          20.75       04/30/07       97,871.73      248,026.17
                           =======         =======                                  ============   =============
          Bonus.......      13,910          0.6817          16.97       08/18/07      276,657.02      580,319.35
Steve B. Hewett.......      22,854          1.1200          17.50       07/01/06      251,523.26      637,409.33
                            52,146          2.5556          17.50       07/01/06      573,900.94    1,454,377.65
                            24,000          1.1762          20.75       04/30/07      313,189.52      793,683.75
                           =======         =======                                  ============   =============
          Total.......      99,000          4.8518                                  1,138,613.72    2,885,470.73
          Bonus.......      13,851          0.6788          16.97                     275,493.47      577,878.67

---------------

(1) Pursuant to the Company's Incentive Compensation Plan, these options were granted to the NEO after the end of the fiscal year as part or all of his/her bonus for fiscal 1997. The aggregate "spread" between the exercise price and the fair market value of the Company's Common Stock ($22.63) on the date of grant of such options (August 18, 1997) equals the NEO's bonus or portion thereof for fiscal 1997 that would have otherwise been received in cash.

STOCK EXERCISES IN FISCAL YEAR 1997

     The table below provides information on exercises of options during the fiscal year ended June 30, 1997, under the Restated Stock Option Plan by the named executive officers reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                   SHARES                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/
                                  ACQUIRED       VALUE          OPTIONS/SARS AT           SARS AT 1996 FISCAL
                                 ON EXERCISE   REALIZED     1996 FISCAL YEAR-END(#)         YEAR-END($)(1)
                                 -----------   ---------   -------------------------   -------------------------
             NAME                    (#)          ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----                -----------   ---------   -------------------------   -------------------------
James E. Dalton, Jr............    40,000      $ 630,008        137,199/558,493            1,664,648/5,266,327
Eugene C. Fleming..............       -0-            -0-         99,007/334,523            1,121,502/3,480,053
Roland P. Richardson...........    55,837        528,748            -0-/293,996                  -0-/2,917,029
C. Thomas Neill................       -0-            -0-         36,791/129,614              469,942/1,317,120
Steve B. Hewett................       -0-            -0-            -0-/ 99,000                   -0-/ 548,670
Christy F. Batts...............    44,238        529,731            -0-/119,303                  -0-/1,276,733

---------------

(1) Options are classified as "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value shown represents the difference between the market price on June 30, 1997, of $23.83 per share and the respective exercise prices of the options at June 30, 1997. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon the exercise of such options will be based on the market price of the Common Stock at the time of any such exercise and thus are dependent upon future performance of the Common Stock.

EMPLOYMENT CONTRACTS

     The Company and Mr. Dalton, its President, Chief Executive Officer and a director, have an agreement under which Mr. Dalton receives a base salary and is eligible to receive a bonus. Under the agreement, Mr. Dalton received options to purchase [333,334] shares of Common Stock at an exercise price of $[1.50] per share and he has purchased all of such shares. In the event the Company terminates Mr. Dalton's employment, he will be entitled to receive the higher of: (i) the amounts called for under the Company's standard severance policy as then in effect; and (ii) continuation of his then-current base salary until the earlier of eighteen months or his acceptance of other employment.

     Effective July 1, 1996, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Fleming, its Chief Operating Officer. Under the Employment Agreement, Mr. Fleming receives a base salary and is eligible to receive an annual bonus of up to 50% of such salary. Pursuant to the Agreement, Mr. Fleming committed to purchase $1,000,000 in Common Stock on or before July 1, 1996 and also received options to purchase 96,030 shares of Common Stock at an exercise price of $0.67 per share which options vest 25% annually and must be exercised within 90 days after the end of the Company's fiscal year. Mr. Fleming has exercised the options which vested on June 30, 1997. Mr. Fleming also received options to purchase 300,000 shares of Common Stock at an exercise price of $16.29 per share, which options also vest 25% annually over a four year period. Upon a "change in control" (as detailed in the Severance Agreement described below) all unvested options immediately vest.

     Mr. Dalton and Mr. Fleming also executed Severance Agreements as described below under the heading "Change in Control Agreements."

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Severance Agreements with each of the NEOs as well as certain other employees of the Company. The Severance Agreements provide certain benefits upon termination of employment following a change in control of the Company (as defined in the Severance Agreements and described below). Pursuant to the Severance Agreements, if a covered executive's employment is terminated within twelve months after the date of a change in control for any reason other than death, disability, retirement or for cause, the executive is entitled to severance pay and certain other benefits. The severance payments are based on the executive's annual compensation, multiplied by a factor of two. The Severance Agreements also provide for indemnification by the Company of the executive for any excise taxes in the event that benefits paid pursuant to a change in control trigger adverse tax consequences to the executive.

     Under the Severance Agreements, a change in control occurs when: (a) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding securities; (b) a majority of the individuals comprising the Company's Board of Directors have not served in such capacity for the entire two-year period immediately preceding such date; (c) the Company is combined (by merger, share exchange, consolidation or otherwise) with another corporation and, as a result of such consolidation, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former stockholders of the Company; or (d) the Company sells, leases or otherwise transfers all or substantially all of its properties or assets to another person or entity.

DIRECTOR'S COMPENSATION

     The Company's non-management directors are paid $3,000 per quarter plus $1500 per Board meeting actually attended and $750 per committee meeting actually attended. In addition, the Company's Directors Stock Option Plan provides for automatic annual grants to such directors of stock options to acquire 5,001 shares of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is composed of Russell L. Carson, Joseph C. Hutts, and Rocco A. Ortenzio. None of these persons is an employee of the Company.

                         COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act without the express consent of the persons named below.

     The Compensation Committee (the "Committee") of the Company's Board of Directors reviews and approves compensation levels for the Company's management personnel, including the Named Executive Officers identified in the Summary Compensation Table appearing elsewhere herein. The Committee is composed entirely of non-employee directors. It is the responsibility of the Committee to assure the Board that the Company's executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the interests of the Company's stockholders and the Company.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The Committee believes that the primary objectives of the Company's executive compensation policy should be:

     - To attract and retain talented executives critical to both the short-term and long-term success of the Company by providing compensation that is competitive with compensation provided to executives of comparable position at similar U.S. healthcare companies, while maintaining compensation levels that are consistent with the Company's financial objectives and operating performance.

     - To reinforce strategic financial and operating performance objectives through the use of appropriate annual incentive programs.

     - To create mutuality of interest between executive officers and stockholders by providing long-term incentives through the use of stock options.

     The Committee believes that the Company's executive compensation policy should be reviewed annually in relation to the Company's financial performance, annual budgeted financial goals and its position in the healthcare industry. The compensation of certain individuals is reviewed annually by the Committee in light of its executive compensation policy for that year.

     The Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the Company. Such factors as leadership skills, analytical skills and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively.

     The Committee and the Board of Directors periodically discuss alternative compensation arrangements, but believe that the current programs permit the broadest range of participation in the success of the Company.

BASE SALARIES

     The base salaries of the Company's NEOs are listed in the Summary Compensation Table in this Proxy Statement. These and all other executive officer salaries are evaluated annually. The Company participates in and reviews the results of several national surveys that report on the compensation levels and methods of compensation in various industries, including the healthcare industry, the hospital industry and other industries of similar revenue size. The Company reviews the Hay Healthcare Management Survey and such other surveys as it deems relevant to determine appropriate levels of compensation for various members of management, selecting which surveys to review for any particular member of management based upon the duties he or she performs for the Company. Generally, management salaries for the 1997 fiscal year were competitive with those reflected in the surveys reviewed. Since the Company believes that its competitors for executive talent are often more numerous than the entities included in its peer group index (See "Stock Performance Graph"), its comparison of compensation according to these surveys is generally more broadly based.

     Based on survey results, past internal pay practices, and such subjective factors as may be deemed relevant, management salaries are proposed by Company management as part of the Company's annual budgeting process. The Committee reviews, suggests revisions if appropriate, and approves the salaries proposed for executive management personnel, including the NEOs, and the entire Board approves the Company's budget.

ANNUAL INCENTIVE PROGRAM

     Annual cash incentive awards are designed to give the Company's executive officers an incentive to cause the Company to meet or exceed the Company's executive officers. The Incentive Program provides for cash bonuses to be paid to executive officers and other management employees if the targeted earnings per share ("EPS") of the Company meets or exceeds the EPS target set by the Board of Directors for the Company. The maximum bonus which any NEO, other than the Chief Executive Officer and Chief Operating Officer, is eligible to earn is an amount equal to 41% of his or her base salary. The NEOs may choose to receive 0%, 50% or 100% of their bonus in nonqualified stock options granted under the Company's Restated Stock Option Plan pursuant to the Company's Discounted Stock Option Program. Such options have ten-year terms and exercise prices equal to 75% of the fair market value of the Company's Common Stock on either the last day of the fiscal year or their date of grant. The dollar value of the 25% discount equals the dollar value of the amount of the bonus chosen to be paid in options. Although the Company's actual EPS for fiscal 1997 did not exceed the

Company's budgeted EPS, the Compensation Committee concluded that the Company had performed well in a difficult and continually evolving healthcare market. As a result, the Compensation Committee approved bonuses for fiscal 1997 for the employees eligible to participate in the Incentive Program. Each of the NEOs except Mr. Richardson elected to receive stock option grants in lieu of 100% of their cash bonus awards pursuant to the Company's Discounted Stock Option Program; Mr. Richardson chose to receive 50% of his bonus in stock options and 50% in cash. The NEOs received the following: Mr. Dalton, 51,015 option shares ($288,750); Mr. Fleming, 31,802 option shares ($180,000); Mr. Neill, 15,879 option shares ($89,880); Ms. Batts, 13,910 option shares ($78,736) and Mr. Hewett, 13,851 option shares ($78,400); and Mr. Richardson, 7,628 shares ($57,995) plus $58,005 in cash. See the "Option/SAR Grants in Last Fiscal Year" table elsewhere in this Proxy Statement.

     The Committee is empowered to authorize discretionary bonuses to executives of the Company based on the superior performance of the executive's business unit and/or the executive's contribution to the overall performance of the Company. No such discretionary bonuses were paid to the NEOs for fiscal 1997.

LONG-TERM INCENTIVES

     The Company's Restated Stock Option Plan is designed to provide long-term incentives. Incentive stock options and non-qualified stock options are available for grant under the Restated Stock Option Plan. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders. The Company's executive officers are periodically granted stock options under the stock option plan on terms similar to those granted to other management employees. In addition, the Company may grant options from time to time in connection with the employment of new management personnel in order to make the Company's recruiting efforts competitive.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Dalton, the Company's chief executive officer, is eligible to participate in the same executive compensation plans available to other executive officers that are described above. The chief executive officer's base salary and incentive compensation are determined in accordance with the same procedures used by the Company to set the compensation of other management personnel. Specifically, base salary is determined based on analysis of compensation surveys, past internal pay practices and relevant subjective factors, while incentive compensation is based on the Company's overall performance measured by the amount the actual EBITDA exceeds the budgeted EBITDA. The Committee may also grant discretionary bonuses to Mr. Dalton in order to reward him for the Company's performance vis-a-vis other companies in the industry or to keep his overall compensation competitive with other executive officers in companies of similar size in the healthcare industry.

     Mr. Dalton's annual base salary for the 1997 fiscal year was $531,696. The Company believes Mr. Dalton's current base salary to be in the range of the average market salaries paid to chief executive officers of comparable businesses based on The Hay Healthcare Management Survey and other survey and proxy data from comparable healthcare companies. Under the annual incentive program described above, the maximum bonus which Mr. Dalton was eligible to earn is an amount equal to 55% of his base salary.

CERTAIN TAX REGULATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million excluding compensation which is "performance based," as defined in Section 162(m). The Compensation Committee expects to pay all compensation earned by an executive officer, even if such compensation exceeds $1 million, even though such compensation may not be "performance based," under the provisions of Section 162(m). The Company's Annual Incentive Program currently does not satisfy such requirements.

     THE FOREGOING REPORT IS SUBMITTED BY ALL THE CURRENT MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE RUSSELL L. CARSON, ROCCO A. ORTENZIO, AND JOSEPH C. HUTTS.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

                            STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express consent of the Company.

     The graph below compares the cumulative total return of the Company's Common Stock with securities of entities comprising the NASDAQ Index and a peer group index. Cumulative return assumes $100 invested in the Company or respective index on May 26, 1994, with dividend reinvestment through June 30, 1997. The peer group includes Columbia/HCA Healthcare Corporation, Health Management Associates, Inc., Tenet Healthcare Corporation and Universal Health Services. OrNda Healthcorp., which was included in the peer group for the Company's 1996 Proxy Statement, has merged into Tenet Healthcare Corporation.

     The graph presents information since the date of the Company's initial public offering. To date, the Company had not directly tied executive compensation to stock performance. The future impact of stock performance on executive compensation will be determined by the Compensation Committee.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

        MEASUREMENT PERIOD            QUORUM HEALTH
      (FISCAL YEAR COVERED)            GROUP, INC.        PEER GROUP        BROAD MARKET
1994                                           100.00             100.00             100.00
1994                                           102.94              93.55              98.15
1995                                           119.12             106.07             115.12
1996                                           155.15             138.78             144.91
1997                                           210.29             163.47             174.56

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of Forms 3, 4 and 5 furnished to the Company, any amendments thereto, or written representations from certain reporting persons that indicated that no Forms 5 were required for those persons, the Company believes that during the 1997 fiscal year its executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements except that: Russell L. Carson filed an amendment to one Form 4, thereby reporting late the acquisition of 725 shares by an affiliate of Welsh, Carson, Anderson & Stowe; and Ken Melkus inadvertently failed to sign one Form 4, thereby causing a late filing of the signed form.

STOCKHOLDER PROPOSALS

     Stockholders intending to submit proposals for presentation at the 1998 Annual Meeting of Stockholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Ashby Q. Burks, Secretary, Quorum Health Group, Inc. Proposals must be in writing and must be received by the Company prior to June 12, 1998. Proposals should be sent to the Company by certified mail, return receipt requested.

AVAILABILITY OF 10-K

     Upon the written request of any record holder or beneficial owner of the Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ending June 30, 1997, including financial statements and financial statement schedules, that was filed with the SEC. The request should be mailed to Corporate Relations, Quorum Health Group, Inc. at the Company's principal executive offices, 103 Continental Place, Brentwood, Tennessee 37027.

                                          By Order of the Board of Directors

                                          Ashby Q. Burks, Secretary

                                    EXHIBIT A

                            QUORUM HEALTH GROUP, INC.
                Amended and Restated Certificate of Incorporation

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            QUORUM HEALTH GROUP, INC.

--------------------------------------------------------------------------------
                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware
--------------------------------------------------------------------------------


                   QUORUM HEALTH GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         The name of the corporation is QUORUM HEALTH GROUP, INC. The Corporation was originally incorporated under the name HMC Holdings Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 14, 1989.

                  i.                That the Board of Directors of the
                           Corporation, at a special meeting held on October 1, 1997, duly adopted resolutions setting forth a proposed amendment and restatement of the Certificate of Incorporation of said Corporation, declaring said amendment and restatement to be advisable and submitting the proposed amendment and restatement to the stockholders of said Corporation for consideration thereof.

                  ii.               That pursuant to Sections 242 and 245 of the
                           General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation and has been duly adopted by the holders of a majority of the issued and outstanding shares of voting capital stock of the Corporation entitled to vote thereon, after first having been proposed and declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

                  iii. That the text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                   FIRST.  The name of the corporation is
                             QUORUM HEALTH GROUP, INC.

                  SECOND. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                  THIRD.   The purpose of the Corporation is to engage in any
         lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is [310,000,000] shares, consisting of (a) [10,000,000] shares of Preferred Stock, $.01 par value (the "Preferred Stock"), and (b) [300,000,000] shares of Common Stock, $.01 par value (the "Common Stock"). All cross-references in each subdivision of this Article Fourth refer to other paragraphs in such subdivision unless otherwise indicated.

                           The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the
         Corporation:

                                       1.

                                 PREFERRED STOCK

                  i.         Issuance.  The Preferred Stock may be issued from
                           time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed [10,000,000] shares.

                  ii.        Authority of the Board of Directors to Authorize
                           Series. Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of Preferred Stock, and in connection with the creation of such series to fix by resolution or resolutions providing for the issue of shares thereof the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series in respect of the matters set forth as follows:

                           (1)        The maximum number of shares to constitute
                                    such series and the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                           (2)        The dividend rate, if any, on the shares
                                    of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

                           (3)        Whether the shares of such series shall be
                                    subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

                           (4)        Whether or not the shares of such series
                                    shall be subject to the operation of a
                                    retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                           (5)        The rights of the holders of shares of
                                    such series upon the liquidation,
                                    dissolution or winding up of the
                                    Corporation;

                           (6)        Whether or not the shares of such series
                                    shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and any other terms or conditions of conversion or exchange;

                           (7)        The limitations and restrictions, if any,
                                    to be effective while any shares of such series are out standing upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

                           (8)        The conditions or restrictions, if any,
                                    upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

                           (9)        Whether the shares of such series shall
                                    have voting rights, in addition to any
                                    voting rights provided by law, and, if so, the terms of such voting rights; and

                           (10)       Any other powers, preferences and
                                    relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof as shall not be inconsistent with this
                                    Article Fourth.

                  iii.              Shares of Each Series Identical.  All shares
                           of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative. All series shall rank equally and be identical in all respects, except as permitted by the provisions of this Article Fourth.

                  iv.               Liquidation.  Upon any liquidation,
                           dissolution or
                           winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of the full amounts to which they shall respectively be entitled as stated and expressed herein, the holders of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series with respect to such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders, and no more, before any amount shall be paid to the holders of any shares of Common Stock. In the event that the assets of the Corporation are insufficient to permit full payment to the holders of the Preferred Stock as herein provided, then the assets shall be distributed pro rata to the holders of the Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, taking into account any priorities among series that may have been established by the Board of Directors pursuant to paragraph 2 of this Section. Subject to such preferential rights, the holders of the Common Stock shall receive all remaining assets of the Corporation in accordance with paragraph II(4) hereof. A consolidation or merger of the Corporation with or into any other corporation, or the sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4.

                  v.                Voting Rights.  Except as shall be otherwise
                           stated and expressed in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

                                       2.

                                  COMMON STOCK

                           All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  i.           Dividends.  Subject to the provisions of law and
                           the rights of the Preferred Stock and any other class or series of stock then outstanding having a preference as to dividends over the Common Stock, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, shares for share, in such dividends.

                  ii.          Voting Rights.  Each holder of Common Stock shall
                           be entitled to one vote per share.

                  iii.         Preferred Stock.  The Common Stock is subject to
                           all the powers, rights, privileges, preferences and priori ties of the Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any resolution or resolutions of the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Article Fourth.

                  iv.          Liquidation.  In the event of any liquidation,
                           dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of any preferential amounts to which they shall respectively be entitled as stated and expressed in any resolution or resolutions of the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Article Fourth, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                  FIFTH.   The Board of Directors of the Corporation is
         expressly authorized to adopt, amend or repeal By-Laws of the Corporation.

                  SIXTH.   The following provisions are inserted for the
         management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                            (a)         The number of directors of the
                                Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Elections of directors need not be by written ballot except and to the extent provided in the ByLaws of the Corporation.

                             (b)        Subject to the rights of the holders of
                                any class or series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                             (c)        Effective with the annual meeting of
                                stockholders to be held in 1997, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the By-Laws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1998 annual meeting of stockholders, each initial director in Class II shall hold office for a term expiring at the 1999 annual meeting of stockholders and each initial director in Class III shall hold office for a term expiring at the 2000 annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term.

                             (d)        Subject to the rights, if any, of the
                                holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or, in the case of newly created directorships, shall hold office until such time as determined by the directors electing such new directors.

                             (e)        Except as may otherwise be provided in
                                this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation relating to the rights of the holders of any Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote, at any regular meeting or special meeting of the stock holders, of not less than sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal is contained in the notice of such meeting.

                            (f)         Notwithstanding any other provisions of
                                this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than seventy-five percent (75%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, this Article Sixth. Notice of any such proposed amendment or repeal shall be con tained in the notice of the meeting at which it is to be considered.

                            (g)         In the event of any increase or decrease
                                in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                            (h)       In addition to the powers and authority
                                hereinbefore or by statute expressly conferred upon them, the Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors which would have been valid if such By-Laws had not been adopted.

                             SEVENTH.  Whenever a compromise or arrangement is
                  proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stock holders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stock holders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                             EIGHTH. No person shall be personally liable to the
                  Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in this Article Eighth shall eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                             NINTH.  (a) The Corporation shall, to the fullest
                  extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification pro vided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                     (b) Notwithstanding any other provisions of
                  this Amended and Restated Certificate of Incorporation or the ByLaws of the Corporation, the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than seventy-five percent (75%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, this Article Ninth. Notice of any such proposed amendment or repeal shall be contained in the notice of the meeting at which it is to be considered.

                                    EXHIBIT B

                            QUORUM HEALTH GROUP, INC.
                             1997 Stock Option Plan

                            QUORUM HEALTH GROUP, INC.
                             1997 STOCK OPTION PLAN

1.  Purpose; Types of Awards, Construction

The purpose of the Quorum Health Group, Inc. 1997 Stock Option Plan (the "Plan") is to afford an incentive to executive officers, other key employees and consultants of Quorum Health Group, Inc. (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire or increase a proprietary interest in the Company, to become or continue as employees or consultants, to devote their best efforts on behalf of the Company and to align the interests of such persons with the Company's stockholders to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.  Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

         (a)   "Acceleration Date" shall have the meaning set forth in
              Section 9.

         (b)   "Beneficiary" shall have the meaning set forth in Section 17.

         (c)   "Board" shall mean the Board of Directors of the Company.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" shall mean the Compensation Committee of the Board or such other committee established by the Board to administer the Plan, the members of which shall at all times satisfy the requirements of Section 162(m) of the Code, or any successor provision, and Rule 16b-3.

         (f) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

         (g) "Company" shall mean Quorum Health Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

         (h)      "Effective Date" shall have the meaning set forth in Section
               18.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

         (j) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

         (k) "Grantee" shall mean a person who receives a grant of Options under the Plan.

         (l) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

         (m) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

         (n) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options ("ISO") or Non-qualified Stock Options ("NQSO").

         (o) "Option Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with a grant under the Plan.

         (p) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

         (q) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

         (r) "Plan" means this Quorum Health Group, Inc. 1997 Stock Option Plan, as amended from time to time.

         (s) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

         (t) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

         (u) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.       Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option and the method and medium of payment therefor; to determine the persons to whom, and the time or times at which Options shall be granted; to determine the number of shares of Common Stock to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees of any Options granted under this Plan.

The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

The Board, the Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. All expenses and liabilities incurred by the Board, the Committee or any member thereof in the administration of the Plan shall be borne by the Company. The Board or the Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. Members of the Committee and any officer or employee of the Company or subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.       Eligibility.

Options may be granted to executive officers and other key employees and consultants of the Company or its Subsidiaries, including officers and directors who are employees, except as prescribed by the Exchange Act or the Code. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

5.       Stock.

         (a) Shares Available for Grants. The maximum number of shares of Common Stock reserved for which Options may be granted under the Plan shall be, subject to adjustment as provided in
               Section 9 hereof, (i) 3,000,000, plus (ii) shares of Common Stock subject to grants under the Company's Restated Stock Option Plan (the "Old Plan") as of the Effective Date which become available after the Effective Date pursuant to Section 5(b), plus (iii) 12% of the number of shares of Common Stock newly issued by the Company or delivered out of treasury shares during the term of the Plan (excluding any issuance or delivery in connection with exercises of grants under the Plan, the Old Plan or any other compensation or benefit plan of the Corporation). Such shares may,in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. Notwithstanding the foregoing clauses (ii), (iii) and (iv), only 3,000,000 shares of Common Stock shall be available for grants of ISO's. The maximum number of shares with respect to which awards may be granted during any calendar year to any individual shall be 1,000,000.

         (b) Availability of Shares Not Delivered Under Grants. Shares of Common Stock subject to a grant under the Plan or the Old Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares of Common Stock in whole or in part to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of a grant or taxes relating to a grant, and (ii) the number of shares of Common Stock surrendered in payment of any exercise or purchase price of a grant or taxes relating to any grant, will again be available for grants under the Plan, except that if any such shares could not again be available for grants to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for grants to Participants who are not subject to such limitation.

6.       Terms and Conditions of Options.

Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve. Each Option shall be subject to the following terms and conditions, except to the extent otherwise specifically provided in such Option Agreement:

         (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

         (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or Nonqualified Stock Option.

         (c)   Option Price. Each Option Agreement shall state the Option
               Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant and which, in any case, shall not be less than the par value of such shares. The Option Price shall be subject to adjustment as provided in Section 9 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

         (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock or in such other manner as the Committee shall determine including, without limitation, cashless exercise procedures, whether by withholding shares or through a broker-dealer.

         (e) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee (which may include a requirement for achieving performance goals), provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the Option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as determined by the Committee. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

         (f) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7.       Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.       Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

         (a) Value of Shares. The aggregate Fair Market Value (determined as of the date of the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of any subsidiary become exercisable for the first time by any Grantee during any calendar year shall not exceed $100,000.

         (b)   Ten Percent Stockholder. In the case of an Incentive Stock
               Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

         (c) Code Requirements. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422A of the Code and any applicable regulations thereunder. Notwithstanding anything in the Plan to the contrary, the Committee shall have the power to make grants of Incentive Stock

               Options subject to such additional or less restrictive requirements under the Code as may be required or permitted under
               Section 422A. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422A of the Code, unless the Grantee has first consented to the change that will result in such disqualification.

9.       Effect of Certain Changes.

         (a) In the event of any extraordinary dividend, stock dividend, recapitalization, reclassification, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of Options shall be equitably adjusted by the Committee to reflect such event and preserve the value of such Options; provided, however, that any fractional shares resulting from such adjustment may be eliminated or settled for cash or otherwise as the Committee determines in its sole discretion.

         (b) If while any Options remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control of the Company")---

                   (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities.

                   (ii) during any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 9(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                   (iii) the stockholders of the Company approve a merger or consolidation of the

                  Company (or other similar transactions) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, lease or other transfer by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect);

                  then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), the Option covered by such Agreement shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable.

           (c) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

10.        Period During Which Options May be Granted.

Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is approved by the Company's Stockholders.

11.        Transferability of Options.

No Option shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of a Grantee to any party (other than the Company or a subsidiary), or assigned or transferred by such Grantee otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Grantee, and such Options that may be exercisable shall be exercised during the lifetime of the Grantee only by the Grantee or his or her guardian or legal representative; except that Options (other than ISOs) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Grantee and may be exercised by such transferees in accordance with the terms of such Option but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Grantee shall be subject to all terms and conditions of the Plan and any Option Agreement applicable to such Grantee, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

12.      Payment of Withholding Taxes.

If the Committee shall so require, as a condition of exercise of an Option, each Grantee shall agree that no later than the date of such exercise, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon such exercise. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon such exercise from any payment of any kind due to the Grantee. Without limitation, at the discretion of the Committee, the withholding obligation may be satisfied by the withholding or delivery of shares of Common Stock.

13.      Amendment and Termination of the Plan.

The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
Section 9(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted without the written consent of the Grantee.

14.      Rights as a Shareholder.

A grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9(a) hereof.

15.      No Rights to Employment.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continued to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

16.      Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary (a "Beneficiary") on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

17.      Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

18.      Effective Date and Duration of the Plan.

This Plan shall be effective as of the date it is ratified by the stockholders of the Company, and shall terminate on the later of (a) the tenth anniversary of such date or (b) the last expiration of awards granted hereunder.

                                    EXHIBIT C

                            QUORUM HEALTH GROUP, INC.
                          Employee Stock Purchase Plan

                            QUORUM HEALTH GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         Quorum Health Group, Inc., a corporation with principal offices located in Nashville, Tennessee (hereafter referred to as the "Sponsoring Employer" or as an "Employer"), has adopted the following Employee Stock Purchase Plan for the benefit of eligible Employees.

         The number of shares of Common Stock currently reserved for issuance under the Plan is 3,000,000 shares.

         The purpose of this Plan is to provide an opportunity for eligible Employees of an Employer to share in the growth and prosperity of the Sponsoring Employer by acquiring a proprietary interest in the Sponsoring Employer through acquisition of shares of the Sponsoring Employer's Common Stock.

         The Company has received a ruling from the Internal Revenue Service to the effect that the Plan constitutes an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code as amended and regarding certain related matters.

                                    ARTICLE I
                                      TITLE

         Section 1.01 This Plan shall be known as the Quorum Health Group, Inc. Employee Stock Purchase Plan (hereafter referred to as the "Plan").

                                   ARTICLE II
                                   DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

         Section 2.01 The term "Anniversary Date" shall mean each March 1 on and after March 1, 1992.

         Section 2.02 The term "Board of Directors" shall mean the Board of Directors of the Sponsoring Employer.

         Section 2.03 The term "Continuous Service" shall mean the number of full years and completed months of continuous employment with the Employer from his last hiring date to his date of severance of employment for any reason. Continuous Service shall not be broken by and shall be credited for absences due to vacation, temporary sickness or injury.

       This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

         Section 2.04 The term "Contribution Account" (or "Account") shall mean the account established on behalf of a Member to which shall be credited the amount of the Member's contribution and any interest earned thereon and debited with funds used therefrom to acquire Sponsoring Employer Stock, pursuant to Article IV.

         Section 2.05 The term "Custodial Agreement" shall mean the agreement(s), including any amendments thereto, entered into between the Employer and the Custodian to carry out the applicable provisions of this Plan as to the purchase of the Sponsoring Employer Stock.

         Section 2.06 The term "Custodian" shall mean Third National Bank in Nashville, Tennessee, or any successor custodian designated under the Custodial Agreement.

         Section 2.07   The "Effective Date" shall be March 1, 1992

         Section 2.08 The term "Employee" shall mean each current or future employee of an Employer whose customary employment is at least twenty (20) hours a week and more than five (5) months in a calendar year.

         Section 2.09 The term "Employer" shall mean the Sponsoring Employer, its successors and assigns, and certain designated consolidated subsidiaries of the Sponsoring Employer.

         Section 2.10 The term "Exercise Date" shall mean the last day of each Plan Year.

         Section 2.11   The "Grant Date" shall mean the first day of each Plan
Year.

         Section 2.12 The "Issue Price" under this Plan shall mean the per share price of the Sponsoring Employer Stock for each Plan Year to be charged to participating Members at the Exercise Date. The Issue Price for a Plan Year shall be the lesser of two prices: (1) eighty-five percent (85%) of the fair market value of the stock on the Grant Date, or (2) eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

         Section 2.13 The term "Member" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Member as provided in
Article III hereof.

         Section 2.14 The term "Member's Contribution Rate" shall be an exact number of dollars selected by the Member to contribute as regular payroll deductions to be credited to his Account as provided in Section 3.04 hereof.

         Section 2.15 The term "Normal Monthly Pay" shall be computed by annualizing the individual's hourly base pay and his regular scheduled hours of work as of the first day of the month immediately preceding a Plan Year and dividing by twelve. For a salaried employee the "Normal Monthly Pay" shall be his regular monthly base salary as of the first day of the month immediately preceding a Plan Year.

         Section 2.16 The term "Plan Year" shall mean a twelve (12) month period beginning on the first day of March and ending on the last day of February in the following calendar year.

         Section 2.17 The term "Sponsoring Employer" shall mean Quorum Health Group, Inc., a Delaware corporation with principal offices located in Nashville, Tennessee, the Plan sponsor for all purposes.

         Section 2.18 The term "Sponsoring Employer Stock" shall mean those shares of Sponsoring Employer's Stock which pursuant to Section 4.01 are reserved for issuance under this Plan.

         Section 2.19 Any words used herein in the masculine shall be construed in the feminine where they would so apply. Words in the singular shall be construed as though the plural in all cases where they would so apply.


                                   ARTICLE III
                             MEMBERSHIP IN THE PLAN

         Section 3.01 Each Employee shall become eligible to be a Member upon being employed by an Employer no less than three months immediately preceding the next Anniversary Date.

         Section 3.02 Upon becoming a Member, said member shall be bound by the terms of this Plan and any amendments hereto. All employees granted rights as Members under the Plan shall have the same rights and privileges.

         Section 3.03 Each Employee who becomes eligible to be a Member shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to become a Member hereunder, such Employee shall complete such form and file it with the Sponsoring Employer no later than fifteen days prior to the next Anniversary Date. The completed enrollment form shall indicate the Member's Contribution Rate. Any Employee who does not elect to participate in any given Plan Year may elect to participate on any future Anniversary Date so long as he continues to meet the eligibility requirements of Section 3.01.

         Section 3.04 In order to participate in this Plan and be granted rights hereunder, an Employee must authorize the Employer to deduct the Member's Contribution Rate from his paycheck. Such Contribution Rate must be an exact number of dollars which may not exceed 10% of the Employee's Normal Monthly Pay as of February 1 prior to the beginning of the Plan Year, but may not be less than $10 per month or $5 per biweekly pay period as applicable. The authorization for such deductions shall be in writing on such forms as provided by the Sponsoring Employer. Such deductions shall begin as of the first pay period on or after the first day of the Plan Year. Member contributions will not be permitted to begin at any time other than the beginning of a Plan Year.

         Section 3.05 The Member's Contribution Rate, once established, shall remain in effect for all Plan Years unless changed by the Member in writing on such forms as provided by the Sponsoring Employer and filed with the Sponsoring Employer at least fifteen (15) days prior to the next Anniversary Date.

         Section 3.06 At any time during the Plan Year, a Member may notify the Sponsoring Employer he wishes to discontinue his contributions to the Plan. This notice shall be in writing and on such forms as provided by the Sponsoring Employer and shall become effective as of a date not more than thirty (30) days following its receipt by the Sponsoring Employer. In the event no election to withdraw is made by such Member under Section 3.07, the balance accumulated in the Member's Account shall be used to purchase shares of the Sponsoring Employer's stock in accordance with Section 4.03 hereof.

         Section 3.07 Any Member may elect to withdraw the balance in his Account at any time during the Plan Year. However, if the Account balance is withdrawn during the Plan Year, no further payroll deductions will be permitted during that Plan Year.

                                   ARTICLE IV
                                ISSUANCE OF STOCK

         Section 4.01 The Sponsoring Employer shall reserve 3,000,000 shares of its Common Stock for issuance upon the exercise of the rights granted hereunder. These shares may be either authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.

         Section 4.02 All payroll deductions withheld from the compensation of a Member pursuant to this Plan shall be deposited by the Sponsoring Employer with the Custodian pursuant to the terms of the Custodial Agreement. The Sponsoring Employer shall direct the Custodian to: (i) establish a Custodial Account for each Member and to credit such Account with all payroll deductions of that Member; (ii) invest all such monies in accordance with its instructions; and (iii) allocate the earnings on such monies to the Account of each Member on a monthly basis pro rata to the respective balances of each Member's Account.

         Section 4.03 Subject to Sections 4.04 and 4.05, the balance of each Member's Account on the Exercise Date of each Plan Year shall be used by the Custodian to purchase the maximum number of whole shares of Sponsoring Employer Stock determined by dividing the Issue Price into the amount in the Member's Account. Any money remaining in a Member's Account may be returned to the Member if requested. If such return is not requested, the balance will remain in the Account to be used in the next Plan Year along with new contributions in the new Plan Year. Rights granted under this Plan shall be subject to such amendment or modification as the Sponsoring Employer shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary.

         Section 4.04 In no event may a Member (i) be granted a right under this Plan and any other such Employee Stock Purchase Plan of any Quorum Employer, during a calendar year, to purchase Employer Stock having a total fair market value (as of the Grant Date) of more than twenty-five thousand dollars ($25,000), (ii) receive a right to purchase such stock if he would beneficially own, immediately after the right is granted, five percent
(5%) or more of the total combined voting power or value of all classes of stock of the Sponsoring Employer, or (iii) transfer or otherwise alienate any right granted to him under this Plan.

         Section 4.05 If the total number of shares to be purchased under this Plan by all Members exceeds the number of shares authorized under this Plan, a pro rata allocation of the available shares will be made among all Members authorizing such payroll deductions based on the amount of their respective Accounts on the last day of the Plan Year.

         Section 4.06 The Sponsoring Employer Stock certificates purchased through the exercise of the rights granted hereunder shall be issued and sent to Members as soon as practical after the date of such exercise. Exhibit A attached hereto and made a part hereof sets forth certain rights and voting requirements which apply to holders of the Sponsoring Employer's Stock when such stock is issued.

         Section 4.07 Any Employee whose employment with an Employer is terminated for any reason except death and retirement during the Plan Year shall cease being a Member immediately. The balance of the Member's Account shall be paid to such Member, or his legal representative, as soon as practical after his termination. Any rights granted to such member under this Plan shall be deemed null and void.

         Section 4.08 If a Member shall die during a Plan Year, no further contributions on behalf of the deceased Member shall be made. The Executor or Administrator of the deceased Member may elect to withdraw the balance in said Member's Account by notifying the Sponsoring Employer in writing prior to the last day of the Plan Year. In the event no election to withdraw has been made, the balance accumulated in the deceased Member's Account shall be used to purchase shares of the Sponsoring Employer's Stock in accordance with Section 4.03 hereof and any remainder refunded to the deceased Member's estate.

         Section 4.09 If a Member shall retire during a Plan Year, no further contributions shall be made to the retired Member's Account on or after his date of retirement. The Member may elect to withdraw the balance in his Account by notifying the Sponsoring Employer in writing prior to the last day of the Plan Year. In the event no election to withdraw has been made, the balance accumulated in the retired Member's Account as of the Exercise Date shall be used to purchase shares of the Sponsoring Employer's Stock in accordance with
Section 4.03 hereof and any remainder refunded to the retired Member.

         Section 4.10 If a Member or former Member disposes of a share of Sponsoring Employer Stock acquired under this Plan prior to two (2) years after the Grant Date of such share, or prior to one (1) year after the Exercise Date of such share, then the Member or former Member must notify the Sponsoring Employer immediately of such disposition in writing.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.01 The Sponsoring Employer or individual(s) delegated such authority by the Sponsoring Employer shall administer the Plan and keep records of individual Member benefits. The Sponsoring Employer shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, and all such determinations by the Sponsoring Employer shall be conclusive and binding on all persons.

         Section 5.02 Each Member, former Member, or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to the Sponsoring Employer for such benefit.

         Section 5.03 The Board of Directors or its Compensation Committee may at any time or from time to time, amend the Plan in any respect, except that amendments to the Plan to (i) increase the number of shares reserved under the Plan other than as provided in Section 5.12 hereof, (ii) reduce the Issue Price per share as defined herein, or (iii) make the Plan available to any person who is not an eligible Employee, may only be made by the Board of Directors, subject to shareholder approval.

         Section 5.04 The Sponsoring Employer will pay the administrative expenses of this Plan.

         Section 5.05 Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan shall be promulgated and adopted by the President (or designee) of the Sponsoring Employer.

         Section 5.06 Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

         Section 5.07 This Plan shall be construed in accordance with the laws of the State of Tennessee.

         Section 5.08 A misstatement in the age, length of Continuous Service, date or employment or any other such matter, shall be corrected when it becomes known that any such misstatement of fact has occurred.

         Section 5.09 The rights granted hereunder are not subject to assignment or alienation. If a Member attempts such assignment, transfer or alienation, the Sponsoring Employer shall disregard that action.

         Section 5.10 This Plan will not be deemed to constitute a contract between any Employer and any Member or to be a consideration of an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

         Section 5.11 No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of and any and all rights and claims against the Employer, or any shareholder, officer or director as such whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits under this Plan.

         Section 5.12 The aggregate number of shares of Sponsoring Employer Stock reserved for purchase under the Plan as provided in Section 4.01 hereof, and the calculation of the Issue Price per share as provided in Section 2.12 hereof shall be appropriately adjusted to reflect any increases or decreases in the number of issued shares of Sponsoring Employer Stock resulting from a subdivision or consolidation of shares or other capital adjustment or other similar increase or decrease in such shares of Sponsoring Employer Stock.

         Section 5.13 The Sponsoring Employer's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock.

         Section 5.14 Notwithstanding any other provisions of the Plan, in order for the Plan to be qualified under Section 423 of the Internal Revenue Code of 1986 as amended, it must be approved by the stockholders of the Sponsoring Employer during the period commencing twelve (12) months prior to and ending twelve (12) months after it is adopted.


                              PROPOSED AMENDMENT TO
                           EMPLOYEE STOCK OPTION PLAN

         The Employee Stock Purchase Plan of Quorum Health Group, Inc. Is hereby amended by deleting Section 4.01 in its entirety and replacing it with the following, and by making any other conforming changes wherever the number of shares reserved is referenced within the plan document:

         Section 4.01 The Sponsoring Employer shall reserve 3,750,000 shares of its Common Stock for issuance upon the exercise of the rights granted hereunder. These shares may be either authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.

                                                                      APPENDIX A
PROXY                      QUORUM HEALTH GROUP, INC.                       PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 10, 1997
 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUORUM HEALTH GROUP, INC.
  FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS THEREOF.

   The undersigned hereby appoints James E. Dalton, Jr. and Ashby Q. Burks, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of Quorum Health Group, Inc. to be held November 10, 1997, at 9:00 a.m. local time at the Holiday Inn - Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, and at any adjournment or postponement thereof, in accordance with the following instructions:

   1. The proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 shares to 300,000,000 shares.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   2. The proposal to amend the Company's Certificate of Incorporation to authorize the issuance of an aggregate [10,000,000] shares of Preferred Stock, with such powers and preferences, and such rights and limitations, as the Board of Directors may designate from time to time.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   3. The proposal to amend the Company's Certificate of Incorporation to (i) provide for the classification of the Board of Directors into three classes serving staggered terms; (ii) provide that directors may be removed only for cause and only with the approval of the holders of at least two-thirds of the voting stock; (iii) eliminate the ability of stockholders to act by written consent; and (iv) require a 75% supermajority vote to amend any of the foregoing provisions.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   4. Election of directors.

   [ ]  FOR ALL NOMINEES LISTED BELOW (except as marked      [ ]  WITHHOLD AUTHORITY to vote for all nominees   [ ]
        to the contrary below).                                   listed below.

   [ ]  ABSTAIN

 TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE BOX TO VOTE
  "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST
                                     BELOW.
 Russell L. Carson, James E. Dalton, Jr., S. Douglas Smith, Sam A. Brooks, Jr.,
                               Kenneth J. Melkus,
Rocco A. Ortenzio, Joseph C. Hutts, Thomas S. Murphy, Jr., Colleen Conway Welch,
                             C. Edward Floyd, M.D.

                  (continued and to be signed on reverse side)

                          (continued from other side)

   5. The proposal to amend Article NINTH of the Company's Certificate of Incorporation to (i) provide for indemnification of the Company's officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law, as currently provided under the By-laws of the Company, and (ii) require a 75% supermajority vote to amend Article NINTH.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   6. The proposal to approve the Quorum Health Group, Inc. 1997 Stock Option Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   7. The proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance from 3,000,000 to 3,750,000.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   8. To ratify the selection of Ernst & Young LLP as the Company's independent auditor for the 1998 fiscal year.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   9. In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 4 AND "FOR" PROPOSALS NO. 1, NO. 2, NO. 3, NO. 5, NO. 6, NO. 7, NO. 8 AND NO. 9. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

   Please sign and date below and return promptly.

                                                 Dated:

                                           -------------------------------, 1997

                                                 Dated:

                                           -------------------------------, 1997

                                                 Signatures of Stockholder(s)
                                                 should correspond exactly with
                                                 the name printed hereon. Joint
                                                 owners should each sign
                                                 personally. Executors,
                                                 administrators, trustees, etc.,
                                                 should give full title and
                                                 authority.